SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant    [X]
Filed by a party other than the Registrant           [ ]
Check the appropriate box:
[X]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              LXU HEALTHCARE, INC.
   ---------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

   ---------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and  0-11.

          (1) Title of each class of securities to which transaction applies:

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          (2) Aggregate number of securities to which transaction applies:

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          (3) Per unit price or other underlying  value of transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4) Proposed maximum aggregate value of transaction:

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          (5) Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount previously paid:

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          (2) Form, Schedule or Registration Statement No.:

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          (3) Filing party:

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          (4) Date Filed:

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
                                                                PRELIMINARY COPY

                              LXU HEALTHCARE, INC.
                       3708 E. Columbia Street, Suite 110
                           Tucson, Arizona 85714-3413

                                 (520) 512-1100

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     A special meeting of shareholders of LXU Healthcare, Inc., a Massachusetts corporation, will be held on [Meeting Date], at [Meeting Time], at [Meeting Place] for the following purposes:

     1. To consider and vote upon a proposal to amend LXU's Articles of Organization to effect a 1-for-1,000 reverse stock split of LXU's common stock, and the repurchase of all shares from shareholders holding fewer than 1,000 shares of LXU common stock prior to the reverse stock split, followed immediately by an amendment to LXU's Articles of Organization to effect a 1,000-for-1 forward stock split of LXU's common stock (collectively, the "Stock Splits"). As a result of the Stock Splits:

          (a) each shareholder owning fewer than 1,000 shares of common stock of LXU immediately before the Stock Splits will receive $0.19 in cash, without interest, for each share of LXU common stock owned by such shareholder immediately prior to the Stock Splits and will no longer be a shareholder of LXU; and

          (b) each shareholder owning 1,000 or more shares of common stock immediately before the Stock Splits will own the same number of shares of common stock after the Stock Splits. The proposed amendments to LXU's Articles of Organization are attached as EXHIBITS B AND C to the accompanying Proxy Statement; and

     2. To transact such other business as may properly come before the special meeting or any adjournment thereof.

     Only LXU shareholders of record as of the close of business on September 30, 2005, will be entitled to notice of, and to vote at, the special meeting and any adjournment thereof.

     To assure that a quorum is present at the special meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the special meeting. A postage-prepaid envelope is enclosed for your convenience.

     LXU's Board of Directors carefully considered the terms of the proposed Stock Splits, has determined that the Stock Splits are fair to, and in the best interests of, LXU and its shareholders, and unanimously recommends that you vote FOR the approval of the Stock Splits.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE STOCK SPLITS, PASSED UPON THE MERITS OR FAIRNESS OF THE STOCK SPLITS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY LXU.


     By Order of the Board of Directors,

     -----------------, ---------
     Tucson, Arizona

     [Mail Date]

                              LXU HEALTHCARE, INC.
                       3708 E. Columbia Street, Suite 110
                           Tucson, Arizona 85714-3413
                                 (520) 512-1100

                                 PROXY STATEMENT

                               GENERAL INFORMATION

     This Proxy Statement provides detailed information about a proposal to amend the Articles of Organization, as amended (the "Articles"), of LXU Healthcare, Inc. ("LXU," "we" or "us") to effect a 1-for 1,000 reverse stock split, followed immediately by a 1,000-for-1 forward stock split of LXU's common stock (collectively, the "Stock Splits"). If the Stock Splits are completed:

     * Each shareholder owning fewer than 1,000 shares of common stock immediately before the Stock Splits will receive $0.19 in cash, without interest, in exchange for each share of common stock owned by such shareholder immediately prior to the Stock Splits and will no longer be a shareholder of LXU; and

     *    Each  shareholder   owning  1,000  or  more  shares  of  common  stock
          immediately before the Stock Splits will own the same number of shares of common stock after the Stock Splits.

     The proposed amendments to LXU's Articles to effect the Stock Splits are attached as EXHIBITS B AND C to this Proxy Statement.

     We cannot complete the Stock Splits unless the amendments to the Articles are approved by holders of: (i) two-thirds of the shares of common stock and Series G preferred stock, voting together; (ii) two-thirds of the shares of common stock, voting separately; and (iii) 60% of the shares of Series G preferred stock, voting separately. We refer to our directors, executive officers, holders of more than 10% of our shares of common stock, Webbmont
Holdings, L.P. (Mr. Robert Fisher is the President of Woodcrest Associates, Ltd., the general partner of Webbmont Holdings, L.P., and participates as a non-voting observer on our Board of Directors) and GE Capital Equity
Investments, Inc. (a holder of more than 10% of our shares of common stock, which participates as a non-voting observer on our Board of Directors)
collectively as our "Related Persons". Together, our Related Persons own approximately 84% of the shares of our common stock and Series G preferred stock outstanding and are entitled to vote at the special meeting, approximately 72% of the shares of our common stock outstanding and entitled to vote at the special meeting, and approximately 100% of the shares of our Series G preferred stock outstanding and entitled to vote at the special meeting. Our Related Persons have indicated that they intend to vote in favor of the Stock Splits. The Board of Directors has scheduled a special meeting of shareholders of LXU to vote upon the Stock Splits proposal. The date, time and place of the special meeting are as follows:


                                 [Meeting Date]
                                 [Meeting Time]
                                 [Meeting Place]


     We urge you to read this document carefully and in its entirety, including the attached Exhibits. This document is first being mailed to LXU's shareholders on or about [Mail Date].

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE STOCK SPLITS, PASSED UPON THE MERITS OR FAIRNESS OF THE STOCK SPLITS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY LXU.

                                TABLE OF CONTENTS

GENERAL INFORMATION............................................................i
SUMMARY TERM SHEET.............................................................1
   LXU Background..............................................................1
   Information About the Stock Splits..........................................1
   Purpose of and Reasons for the Stock Splits.................................2
   Fairness of the Stock Splits................................................2
   Advantages of the Stock Splits..............................................3
   Disadvantages of the Stock Splits...........................................4
   Voting Information..........................................................4
   Material Federal Income Tax Consequences....................................5
   Availability of Appraisal Rights............................................5
   Termination of Stock Splits.................................................5
   Escheat Laws................................................................5
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS.........................5
SPECIAL FACTORS................................................................6
   Purpose of and Reasons For the Stock Splits.................................6
   Effects of the Stock Splits.................................................8
   Alternatives to the Stock Splits...........................................11
   Fairness of the Stock Splits...............................................13
   Disadvantages of the Stock Splits..........................................15
PROPOSAL TO EFFECT THE STOCK SPLITS...........................................16
   Background of the Stock Splits.............................................16
   Summary and Structure......................................................18
   Examples...................................................................19
   Recommendation of the Board................................................20
   Exchange of Certificates...................................................20
   Regulatory Approvals.......................................................20
   Material Federal Income Tax Consequences...................................20
   Availability of Appraisal Rights...........................................22
   Termination of Stock Splits................................................22
   Escheat Laws...............................................................23
FAIRNESS OPINION OF SIMON FINANCIAL...........................................23
   General....................................................................23
   Market Approach............................................................25
   Income Approach............................................................27
   Conclusion.................................................................27
MEETING AND VOTING INFORMATION................................................27
   Time and Place.............................................................27
   Revoking Your Proxy........................................................27
   Record Date................................................................28
   Quorum and Required Vote...................................................28
   Solicitation and Costs.....................................................28
INFORMATION ABOUT LXU.........................................................29
   Business of LXU............................................................29
   Management of LXU..........................................................29
   Interest of Certain Persons in Matters to be Acted Upon....................30
   Market Price and Dividend Information......................................32
   Common Share Repurchase Information........................................32
FINANCIAL INFORMATION.........................................................33
   Summary Historical Financial Information...................................33
   Pro Forma Financial Information............................................34
AVAILABLE INFORMATION.........................................................38
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................38

PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS...................................38


EXHIBIT A - FAIRNESS OPINION OF SIMON FINANCIAL
EXHIBIT B - FORM OF REVERSE STOCK SPLIT AMENDMENT
EXHIBIT C - FORM OF FORWARD STOCK SPLIT AMENDMENT
APPENDIX A - RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES
(PART 13 of the MASSACHUSETTS BUSINESS CORPORATION ACT)

                               SUMMARY TERM SHEET

     The following is a summary of the material terms of the Stock Splits upon which LXU's shareholders will vote at the special meeting. While this summary describes what we believe are the most material terms and conditions of the Stock Splits, this Proxy Statement contains a more detailed description of such terms and conditions. We urge you to carefully review, in their entirety, this Proxy Statement, the attached exhibits and the documents incorporated by reference herein before voting.

LXU BACKGROUND

     LXU is a Massachusetts corporation which owns all of the issued and outstanding shares of the following operating companies: Bimeco, Inc. and LXU Healthcare, Inc. - Medical Special Products. We are a specialty medical products sales, marketing and manufacturing company. We sell a broad portfolio of differentiated specialty medical products, some of which we manufacture, to hospitals and surgery centers nationwide through a dedicated organization of sales and marketing professionals. Our principal offices are located at 3708 E. Columbia Street, Suite 110, Tucson, Arizona 85714-3413, and our phone number at that address is (520) 512-1100.

     Please see the section of this document entitled "INFORMATION ABOUT LXU --- Business of LXU" for a more detailed discussion of the foregoing.

INFORMATION ABOUT THE STOCK SPLITS

     The Stock Splits will consist of the following steps:

     * A 1-for-1,000 reverse stock split of LXU common stock will occur on the date that the Massachusetts Secretary of State accepts for filing certificates of amendment to our Articles (such date, the "Effective Date"). As a result:

          o Each record holder of less than 1,000 shares of common stock immediately before the reverse stock split will receive from LXU cash in the amount of $0.19, without interest, for each share of common stock held immediately before the reverse stock split and will no longer be a shareholder of LXU; and

          o Each record holder of 1,000 or more shares of common stock immediately prior to the reverse stock split will own one one-thousandth of the number of shares of common stock as were held by the shareholder immediately before the reverse stock split. We will not purchase any fractional shares of common stock (i.e., less than one whole common share) held by record holders of 1,000 or more shares of common stock on the Effective Date and we will not make any payments to holders of 1,000 or more shares of our common stock.

     * After completion of the reverse stock split, each holder of 1,000 or more shares of common stock immediately before the reverse stock split will participate in a 1,000-for-1 forward stock split, which will result in such holder owning the same number of shares of common stock after the forward stock split as such holder owned immediately before the reverse stock split.

     * If you are a record holder who holds less than 1,000 shares of common stock but do not want to be cashed out in the Stock Splits, you may remain a shareholder of LXU by purchasing a sufficient number of shares of common stock in the open market, to the extent available, far enough in advance of the Stock Splits so that you hold at least 1,000 shares of common stock on the Effective Date. Conversely, if you are a record holder of 1,000 or more shares of common stock and want to be cashed out in the Stock Splits, you may do so by selling a sufficient number of shares of common stock in the open market far enough in advance of the Stock Splits so that you hold less than 1,000 shares of common stock on the Effective Date. Given the absence of any trading volume in our shares of common stock, however, there can be no assurance that you will be able to purchase or sell shares of common stock in order to remain a shareholder of LXU or liquidate shares of common stock, as the case may be.

     * If you hold LXU shares of common stock in "street name" through a nominee (such as a broker or a bank), the effect of the Stock Splits on your shares of common stock may be different than for record holders. Your nominee may or may not effect the Stock Splits on your shares of common stock held in street name. You should contact your nominee to determine how the Stock Splits will affect you.

     Please see the sections of this document entitled "SPECIAL FACTORS --- Effects of the Stock Splits" and "PROPOSAL TO EFFECT THE STOCK SPLITS --- Summary and Structure" for a more detailed discussion of the Stock Splits.

PURPOSE OF AND REASONS FOR THE STOCK SPLITS

     The Stock Splits are intended to reduce the number of record holders of our shares of common stock below 300 in order to allow us to terminate the registration of, or deregister, our shares of common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Stock Splits will reduce the number of our shareholders of record, from approximately 609 to approximately 151, and the number of our outstanding shares of common stock and Series G preferred stock calculated on an as-converted basis, from 51,354,185 shares to approximately 51,227,083 shares, a 0.25% reduction, at a cost to us of approximately $24,149. Deregistration would eliminate our duty to file periodic reports and proxy statements with the Securities and Exchange Commission (the "SEC") and as a result, we would no longer be a public reporting company. However, we will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws applicable to us.

     The following are the principal reasons for the Stock Splits:

     * Cost savings, including estimated annual cost savings of approximately $313,000 as a result of the elimination of periodic reporting requirements, including the cost savings resulting from no longer being subject to the public company provisions of the Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act"), and anticipated one-time cost savings of approximately $665,000 as a result of our not having to comply with Section 404 of the Sarbanes-Oxley Act;

     * give shareholders who own fewer than 1,000 shares of common stock immediately prior to the Stock Splits the opportunity to liquidate their shares of common stock at a fair price;

     * the Stock Splits constitute the most expeditious, efficient, cost effective and fair method to convert LXU from a public reporting company to a privately-held, non-reporting company compared to other alternatives considered by the board of directors (the "Board").

     * We have not realized many of the benefits normally associated with being a public reporting company (such as access to capital markets, an active trading market for our shares of common stock and use of registered common stock as currency for acquisitions).

     Please see the sections of this document entitled "SPECIAL FACTORS --- Purpose of and Reasons for the Stock Splits" and "SPECIAL FACTORS --- Effects of the Stock Splits" for a more detailed discussion of the principal reasons for the Stock Splits.

FAIRNESS OF THE STOCK SPLITS

     * The Board has established $0.19 per pre-split share of common stock as the cash consideration to be paid by us to shareholders who own less than 1,000 shares of common stock immediately before the Stock Splits. The Board believes that the Stock Splits are substantively and procedurally fair both to our Related Persons and to unaffiliated holders of our common stock. The Board made this determination in good faith based on such factors as the Board deemed relevant and received a fairness opinion (the "Fairness Opinion") prepared by Simon Financial, an independent financial advisor.

     * The Fairness Opinion was delivered to the Board to assist the Board in its consideration of the terms and conditions of the Stock Splits. The Fairness Opinion states, that based upon and subject to the factors and assumptions set fort therein as of August 29, 2005, the cash consideration to be paid by us to holders of common shares that will be cashed out following the Stock Splits is fair, from a financial point of view, to our shareholders.

     * The Fairness Opinion is attached as Exhibit A to this Proxy Statement, and we encourage you to read the Fairness Opinion in its entirety. Simon Financial provided the Fairness Opinion for the information and assistance of the Board in connection with its consideration of the terms and conditions of the Stock Splits. The Fairness Opinion is not a recommendation as to how you should vote with respect to the Stock Splits.

     * The Board believes that the Stock Splits are in LXU's best interests and are substantively and procedurally fair both to our Related Persons and to unaffiliated holders of our common stock, including both those holders whose common stock will be completely cashed out pursuant to the Stock Splits and those who will continue to hold common stock after the Stock Splits. The sole determining factor as to whether a holder of common stock will remain a shareholder of LXU, or receive cash for such holder's common stock, is the number of shares of common stock held by such holder immediately prior to the Stock Splits.

     *    The Board has unanimously approved the Stock Splits.

     Please see the sections of this document entitled "SPECIAL FACTORS --- Fairness of the Stock Splits" and "PROPOSAL TO EFFECT THE STOCK SPLITS --- Background of the Stock Splits" and "PROPOSAL TO EFFECT THE STOCK SPLITS --- Recommendation of the Board" as well as "FAIRNESS OPINION OF SIMON FINANCIAL" for a more detailed discussion of the foregoing.

ADVANTAGES OF THE STOCK SPLITS

     * By completing the Stock Splits, deregistering the shares of common stock and suspending our periodic reporting obligations under the
          Exchange Act, we expect to realize recurring annual cost savings of approximately $313,000. In addition, we expect to realize one-time savings in the 2006 fiscal year of approximately $665,000 in fees and expenses necessary to comply with the internal controls audit requirements of Section 404 of the Sarbanes-Oxley Act.

     * Deregistration will also eliminate the significant amount of time and effort previously required of LXU's management to prepare and review the reports required to be filed under the Exchange Act. As a result of deregistration, management will have more time and resources to focus on LXU's business goals and objectives.

     * The Stock Splits provide holders of shares of our common stock who will be cashed out with an opportunity to liquidate all of their shares of common stock without paying brokerage commissions or other transaction fees.

     * The Stock Splits will not affect our Related Persons differently than unaffiliated holders of our common stock. The sole determining factor as to whether a shareholder will remain a shareholder of LXU following the Stock Splits, or receive cash for such holder's common stock, is the number of shares of common stock held by that shareholder immediately prior to the Stock Splits.

     * The Stock Splits will have minimal effect on the relative voting power of LXU's shareholders. Since only an estimated 127,102 out of 51,354,185 outstanding shares of common stock and Series G preferred stock calculated on an as-converted basis will be eliminated as a result of the Stock Splits, the percentage ownership of the continuing shareholders will be approximately the same as it was prior to the Stock Splits. For example, our Related Persons currently beneficially own approximately 83.9% of the outstanding shares of common stock and Series G preferred stock calculated on an as-converted basis and will beneficially own approximately 84.1% of the outstanding shares of common stock and Series G preferred stock calculated on an as-converted basis following completion of the Stock Splits.

     Please see the section of the Proxy Statement entitled "SPECIAL FACTORS --- Fairness of the Stock Splits" for a more detailed discussion of the foregoing.

DISADVANTAGES OF THE STOCK SPLITS

     * Upon deregistration of our common stock under the Exchange Act, our duty to file periodic reports with the SEC will be suspended. Information regarding our operations and financial results that is currently available to the general public and investors will not be readily available after deregistration. Investors seeking information about us will have to contact us directly to request such information, and we may elect not to provide investors with information that we are not required by law to provide.

     * After the completion of the Stock Splits and deregistration of our common stock, our common stock will be even more illiquid. In addition, the lack of publicly available financial and other information about LXU may cause a decrease in the price at which our common stock trades.

     * Following the Stock Splits, shareholders who are cashed out will have no further financial interest in us and will no longer participate in the potential appreciation in the value of, or the potential payment of dividends on, our common stock.

     * After completion of the Stock Splits and the subsequent deregistration of our common stock, we will no longer be subject to the liability provisions of the Exchange Act that apply to public companies and the provisions of the Sarbanes-Oxley Act, including the requirement that our chief executive officer and chief financial officer certify the accuracy of the financial statements contained in our Exchange Act filings.

     Please see the section of the Proxy Statement entitled "SPECIAL FACTORS --- Disadvantages of the Stock Splits" for a more detailed discussion of the foregoing.

VOTING INFORMATION

     As of the close of business on September 30, 2005 (the "Record Date"), there were 29,104,085 shares of common stock and 22,250,100 shares of Series G preferred stock outstanding and entitled to vote at the special meeting. Holders of shares of common stock are entitled to one vote per share of common stock held at the Record Date. Holders of Series G preferred stock are entitled to 100 votes per share of Series G preferred stock held on the Record Date. The following table provides a summary of the votes required to approve the Stock Split.

                                                                           SHARES
                                                                           OUTSTANDING AND
                                                                           ENTITLED TO VOTE
                                                                           AT THE SPECIAL         SHARES REQUIRED FOR
VOTES REQUIRED                                                             MEETING                APPROVAL
-----------------------------------------------------------------------    -------------------    -------------------------
1. Two-thirds of the shares of common stock and Series G preferred                 51,354,185                   34,236,124
   stock voting together
-----------------------------------------------------------------------    -------------------    -------------------------
2. Two-thirds of the shares of common stock, voting separately                     29,104,085                   19,402,724
-----------------------------------------------------------------------    -------------------    -------------------------
3. 60% of the shares of Series G preferred stock, voting separately                22,250,100                   13,350,060
-----------------------------------------------------------------------    -------------------    -------------------------

Our Related Persons together own approximately 84% of the shares of our common stock and Series G preferred stock outstanding and are entitled to vote at the special meeting, approximately 72% of the shares of our common stock outstanding and entitled to vote at the special meeting and approximately 100% of the shares of our Series G preferred stock outstanding and entitled to vote at the special meeting. Our Related Persons have indicated that they intend to vote in favor of the Stock Splits. Please see the section of the Proxy Statement entitled "MEETING AND VOTING INFORMATION" for a more detailed discussion of the foregoing.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     * We will not recognize any gain, loss or deduction for federal income tax purposes as a result of the Stock Splits.

     * LXU shareholders who own less than 1,000 shares of common stock will generally recognize a gain or loss for federal income tax purposes equal to the difference between the amount of cash received and the shareholder's tax basis in the shares of common stock that are exchanged for cash.

     * LXU shareholders who own 1,000 or more shares of common stock will not recognize any gain or loss in the Stock Splits, and will have the same adjusted tax basis and holding period in their shares of common stock as they had in such shares of common stock immediately prior to the Stock Splits.

     Please see the section of this document entitled "PROPOSAL TO EFFECT THE STOCK SPLITS --- Material Federal Income Tax Consequences" for a more detailed discussion of the foregoing.

AVAILABILITY OF APPRAISAL RIGHTS

     A holder of shares of common stock has the right under Massachusetts law to demand the appraised value of such holder's shares of common stock if the holder votes against the Stock Splits and complies with certain other procedural matters.

     Please see the section of this document entitled "PROPOSAL TO EFFECT THE STOCK SPLITS --- Availability of Appraisal Rights" for a more detailed discussion of the foregoing.

TERMINATION OF STOCK SPLITS

     The Board may, in its discretion, withdraw the Stock Splits from the agenda of the special meeting at any time prior to a vote thereon if it believes it is in the best interests of LXU to do so. Although the Board presently believes that the Stock Splits are in LXU's best interests and has recommended a vote for the Stock Splits, the Board nonetheless believes that it is prudent to recognize that factual circumstances could possibly change such that it might not be appropriate or desirable to effect the Stock Splits.

     Please see the section of this document entitled "PROPOSAL TO EFFECT THE STOCK SPLITS --- Termination of Stock Splits" for a more detailed discussion of the foregoing.

ESCHEAT LAWS

     All unclaimed cash amounts payable to stockholders will be subject to applicable state laws regarding abandoned property.

     Please see the section of this Proxy Statement entitled "PROPOSAL TO EFFECT THE STOCK SPLITS --- Escheat Laws" for a more detailed discussion of the foregoing.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     When used in this document the words or phrases "will likely result," "are expected to," "anticipate," "estimate," "project" or similar expressions are intended to identify "forward-looking statements." Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from results presently anticipated or projected. We caution you not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We advise readers that our actual results may differ materially from any opinions or statements expressed with respect to future periods in any current statements in this document or in our other filings with the SEC. Please see the section of this document entitled "AVAILABLE INFORMATION."

                                SPECIAL FACTORS

PURPOSE OF AND REASONS FOR THE STOCK SPLITS

     TERMINATION OF PUBLIC COMPANY STATUS. The purpose of the reverse stock split is to reduce the number of record holders of our common stock to a number that will allow us to terminate our status as a public reporting company with the SEC. As a result of the reverse stock split and the repurchase of the resulting fractional shares from holders of fewer than 1,000 shares, we expect to have approximately 151 holders of record of our common stock, which would allow us to terminate the registration of our common stock under the Exchange Act. If the Stock Splits are completed, we intend to terminate the registration of our common stock.

     As a public reporting company, we are required to prepare and file with the SEC, among other items, the following Exchange Act reports:

     *    Annual reports on Form 10-K;

     *    Quarterly Reports on Form 10-Q;

     * Proxy Statements and annual reports to stockholders as required under the Exchange Act; and

     *    Current Reports on Form 8-K.

     Upon deregistration of our common stock, our duty to file these periodic reports with the SEC will be suspended and we will no longer be classified as a public reporting company. However, we will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws. Information regarding our operations and financial results that is currently available to the general public and investors will not be readily available after deregistration. Investors seeking information about us will have to contact us directly to request such information, and we may or may not provide investors with information that we are not required by law to provide.

     COST SAVINGS. We incur both direct and indirect costs to comply with the filing and reporting requirements imposed on us as a public reporting company. As described below, these costs include, among other things, management's time spent preparing and reviewing our public filings, legal and accounting fees associated with the preparation and review of such filings, printing and mailing costs and transfer agent costs. These costs and expenses have increased over the years. We believe that such costs and expenses will continue to increase, particularly as a result of the additional reporting and disclosure obligations imposed on public companies by the Sarbanes-Oxley Act. Our compliance costs have increased from approximately $203,000 in fiscal 2001 to approximately $224,000 in fiscal 2004 due primarily to the implementation of the Sarbanes-Oxley Act and related SEC rules, and we expect these costs to increase further in the future if we do not deregister. Of particular concern is the pending internal control audit requirement imposed by Section 404 of the Sarbanes-Oxley Act. Although it is not effective for LXU until the fiscal year beginning July 1, 2006, unless we terminate the registration of our common stock under the Exchange Act, we must begin preparing to comply with Section 404 in the current fiscal year. As discussed below, we expect that our preparations to comply with Section 404 would result in a significant one-time expense, as well as significant increases in our annual audit expenses going forward. For smaller publicly traded companies, such as LXU, these costs represent a larger percentage of revenues than for larger public companies.

     The Board believes that by deregistering the shares of common stock and terminating LXU's periodic reporting obligations under the Exchange Act, we will realize recurring annual cost savings of approximately $313,000 in fees and expenses that we have historically incurred and expenses we expect to incur going forward, including fees and expenses for compliance with the Sarbanes-Oxley Act. These estimated fees and expenses are described in greater detail below.


         Estimated Annual Cost Savings:
              Historical cost savings:
                  Audit fees                         $    75,000
                  Legal fees                              40,000
                  Printing, mailing and filing costs      15,000
                  Internal personnel costs                10,000
                                                     -----------
                  Total historical costs savings         140,000
                                                     -----------

               Additional expected annual cost savings:
                  Section 404 audit fees                 135,000
                  Internal personnel costs                30,000
                  Other additional cost savings            8,000
                                                     -----------
                  Total additional cost savings          173,000
                                                     -----------
         Total estimated annual cost savings         $   313,000
                                                     ===========

     These estimated cost savings reflect, among other things: (i) a reduction in audit and related fees; (ii) a reduction in legal fees related to securities law compliance; (iii) elimination of filing costs and expenses associated with electronically filing periodic reports and other documents (such as proxy statements) with the SEC on its Edgar database; (iv) lower printing and mailing costs attributable to the reduction in the number of our shareholders and the less complicated and extensive disclosure required by our private status; (v) a reduction in management time spent on compliance and disclosure matters attributable to our Exchange Act filings; (vi) lower risk of liability that is associated with non-reporting company status and the expected decrease in premiums for directors' and officers' liability insurance; (vii) cost savings due to LXU not being subject to the public company provisions of the Sarbanes-Oxley Act; (viii) lower transfer agent fees that are expected because of the reduction in the number of shareholder accounts to be handled by the transfer agent; and (ix) a reduction in direct miscellaneous clerical and other expenses.

     In addition to the foregoing annual estimated cost savings, the consummation of the Stock Splits and the subsequent deregistration of the shares of common stock would also result in a significant one-time cost savings of approximately $665,000 in fees and expenses as a result of the avoidance of the obligation to comply with the new internal control audit requirements imposed by
Section 404 of the Sarbanes-Oxley Act. Preparing to comply with Section 404 of the Sarbanes-Oxley Act would require significant expenditures, including fees to third parties for compliance planning, assessment, documentation and testing. It would also require a significant investment of time by the management and employees of LXU. The estimated costs for initial compliance with Section 404 are described in more detail below.

         Estimated Initial Implementation Costs:
              Third party planning, testing and documentation  $   275,000
              Internal control implementation fees                 300,000
              Internal personnel expenses                           90,000
                                                               -----------
         Total                                                 $   665,000
                                                               ===========

     The annual and one-time cost savings figures set forth above are only estimates. The actual savings we realize from going private may be higher or lower than these estimates.

     We also expect to realize savings as a result of the reduction in the number of shareholder accounts to be handled by our transfer agent. As of the date of this Proxy Statement, we had approximately 609 shareholders of record and approximately 504 additional beneficial holders of shares held in street name. Approximately 458 shareholders of record and approximately 409 beneficial holders of shares held in street name owned fewer than 1,000 shares of common stock each. Although holders of fewer than 1,000 shares of common stock constitute approximately 75% of our stockholders of record, such stockholders own only approximately 0.25% of our outstanding shares of common stock and Series G preferred stock calculated on an as-converted basis. The cost of servicing each registered holder's account is the same regardless of the number of shares held in that account. As a result, our costs to maintain such small accounts are disproportionately high when compared to the number of shares involved and the value of each share.

     OPERATIONAL FLEXIBILITY. Another reason for the Stock Splits is the operational flexibility that completion of the Stock Splits and subsequent deregistration would provide. The Board believes that our ceasing to be a public reporting company would enable management to focus more on LXU's growth without the distraction of SEC reporting requirements and other aspects of being a public company, and that LXU will benefit if business decisions can be made with this added focus on growth.

     INCREASED ATTRACTIVENESS AS ACQUISITION CANDIDATE. The Board believes that deregistration will make us attractive to a broader class of potential acquirers and investors as a result of the decreased cost of acquiring, or investing in, LXU, as well as the decreased regulatory costs and administrative burdens of running a private company. Because of our public status and the resulting securities laws requirements applicable to LXU, it is more difficult and time-consuming for a private company or investor to acquire or invest in LXU. In addition, we believe that the costs of complying with the Sarbanes-Oxley Act and other securities laws and regulations are a deterrent to an acquisition or investment by private acquirers and investors.

     OPPORTUNITY FOR SHAREHOLDERS TO SELL WITHOUT BROKERAGE FEES. Based upon the estimated value of our shares of common stock of $0.19 per share, the average holder of fewer than 1,000 shares of common stock owns stock valued in the aggregate at approximately $27.85. The Board believes that holders of fewer than 1,000 shares may be deterred from selling their shares because of the lack of an active trading market and because of disproportionately high brokerage costs. The Stock Splits would give shareholders who own fewer than 1,000 shares of common stock immediately prior to the Stock Splits the opportunity to liquidate their shares of common stock at a fair price.

     LACK OF CAPITAL FROM PUBLIC MARKETS. We have been unable to take advantage of the capital available through the public markets due to the absence of an active and liquid trading market for our common stock. In addition, our common stock has attracted no market research attention that could have created a more active and liquid market for the common stock. This lack of liquidity has hindered our ability to use the common stock as a significant part of our employee compensation and incentive strategy, and as currency for acquisitions. Further, the Board does not currently intend to raise capital through sales of our securities in a public offering or to acquire other business entities using common stock as the consideration for the acquisition. Accordingly, we have not, and are not likely to, make use of, or benefit from, the advantages generally associated with operating as a public company.

     FORWARD STOCK SPLIT. The forward stock split will occur immediately after the reverse stock split and the repurchase of fractional shares resulting from the reverse split. The forward stock split is intended to avoid the administrative expense of exchanging stock certificates.

     CONCLUSION. In light of the foregoing, the Board believes the benefits LXU receives from maintaining its status as a public reporting company and maintaining its small shareholder accounts are substantially outweighed by the associated costs.

EFFECTS OF THE STOCK SPLITS

     REDUCTION IN THE NUMBER OF SHAREHOLDERS. We expect that the Stock Splits will significantly reduce the number of holders of record of the shares of common stock from approximately 609 to approximately 151.

     TERMINATION OF EXCHANGE ACT REGISTRATION AND REPORTING. The shares of common stock are currently registered under the Exchange Act. We may suspend such registration upon application to the SEC if there are fewer than 300 holders of record of our shares of common stock or if the number of holders of shares of common stock falls below 500 and our total assets have not exceeded $10 million at the end of each of the last three fiscal years. If after suspension of registration, on the first date of any of our subsequent fiscal years, the number of our stockholders of record exceeds (a) 300 and we have total assets of more than $10 million or (b) 500, then our reporting obligations under the Exchange Act will be reinstated.

     The Board intends to deregister the shares of common stock under the Exchange Act as soon as practicable after the Stock Splits. Deregistration would substantially reduce the information to be furnished by us to stockholders and to the SEC and would make certain provisions of the Exchange Act no longer applicable to us.

These provisions include:

     * the requirement to file and furnish periodic and current reports pursuant to Section 13 (such as annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K);

     * the requirement to file and furnish proxy materials in connection with stockholders' meetings pursuant to Section 14; and

     *    the   requirement   that  our   directors,   officers  and   principal
          shareholders file statements of beneficial ownership under Section 16 and adhere to the short-swing profit recovery provisions thereof.

Furthermore, our affiliates may be deprived of the ability to dispose of shares of common stock pursuant to Rule 144, as amended.

     EFFECT ON THE MARKET FOR OUR SHARES. Our shares of common stock are currently traded, if at all, in the over-the-counter market. In order for the shares of common stock to be quoted on the Pink Sheets Quotation Service or the OTC Bulletin Board, one or more broker-dealers would need to act as market maker and sponsor the shares of common stock. No broker-dealer currently makes a market in our shares of common stock, and therefore, there can be no assurance that any broker-dealer would be willing to act as a market maker in our shares of common stock after deregistration. The completion of the Stock Splits and the termination of our reporting obligations under the Exchange Act may cause our common stock to become even more illiquid. There can be no assurance that you will be able to sell your shares of common stock or purchase additional shares of common stock after the Stock Splits. In addition, a reduction or elimination of trading in our shares of common stock may result in our having less flexibility in attracting and retaining executives and other employees since equity-based incentives (such as stock options) tend to be viewed as having less value in a non-publicly traded company.

     EFFECTS ON THE SHARES OF COMMON STOCK. There will be no differences with respect to dividend, voting, liquidation or other rights associated with the shares of common stock before and after the Stock Splits. The shares of common stock acquired by LXU for cash will be retired.

     EFFECTS ON SERIES G PREFERRED SHARES. The Stock Splits will have no effect on the Series G preferred shares.

     For a discussion of the federal income tax consequences of the Stock Splits, please see the section of this document entitled "PROPOSAL TO EFFECT THE STOCK SPLIT --- Material Federal Income Tax Consequences."

     EFFECTS ON HOLDERS OF FEWER THAN 1,000 SHARES OF COMMON STOCK. Holders of less than 1,000 shares of common stock immediately before the consummation of the Stock Splits will have no further ownership interest in LXU after the Stock Splits and will not be able to participate in future earnings or growth of LXU. In addition, cashed out holders will not have the opportunity to liquidate, at a time and for a price of their choosing, the shares of common stock that are exchanged for cash. Cashed out holders will not have to pay any brokerage commissions or other transaction fees in connection with the Stock Splits and will not receive any interest on cash payments owed as a result of the Stock Splits.

     If you hold shares of common stock in "street name" through a nominee, the Stock Splits may not affect you in the same manner as they do record holders. LXU intends for the Stock Splits to affect shareholders holding shares of common stock through a nominee in the same manner as those holding shares in a record account, and nominees will be asked to effect the Stock Splits for their beneficial owners. However, your nominee may choose not to effect the Stock Splits on your shares of common stock, and your nominee may have different procedures that you must follow. Shareholders holding shares in street name should contact their nominee to determine how the Stock Splits will affect them.

     If you hold less than 1,000 shares of common stock but you would rather continue to hold shares of common stock after the Stock Splits and not be completely cashed out, you may do so by taking one of the following actions far enough in advance so that it is complete by the Effective Date:

     * Purchase a sufficient number of additional shares of common stock, and have them registered in your name and consolidated with your current record account, if you are a record holder, so that you hold at least 1,000 shares of common stock in your record account immediately before the Effective Date. Due to the limited market in the shares of common stock, there can be no assurance that you will be able to purchase enough shares of common stock to remain a shareholder of LXU.

     * If your nominee will effect the Stock Splits on your shares of common stock, you may acquire additional shares of common stock in your street name account. Due to the limited market in the shares of common stock, there can be no assurance that you will be able to purchase enough shares of common stock to remain a shareholder of LXU. If your nominee chooses not to effect the Stock Splits, you may not be required to take any action to remain a shareholder of LXU if you continue to hold your shares of common stock through your nominee on the Effective Date. You should contact your nominee to determine how the Stock Splits will affect you.

     * If applicable, consolidate multiple accounts in which you hold shares of our common stock so that you hold at least 1,000 shares of common stock in one record account immediately before the Stock Splits.

     EFFECTS ON HOLDERS OF 1,000 OR MORE SHARES OF COMMON STOCK. If the Stock Splits are consummated, holders of 1,000 or more shares of common stock immediately before the Stock Splits:

     * will hold the same number of shares of common stock after the Stock Splits that they held before the Stock Splits;

     *    will find that our common stock will become even more illiquid; and

     *    will have no publicly available information about LXU.

     If you are a record holder of 1,000 or more shares of common stock but you would rather be completely cashed out in connection with the Stock Splits and not remain a shareholder of LXU, you may do so by selling a sufficient number of shares of common stock so that you hold less than 1,000 shares of common stock of record as of the Effective Date. Due to the limited market in the shares of common stock, there can be no assurance that you will be able to sell enough shares of common stock to reduce your holdings to less than 1,000 shares of common stock. If you hold shares of common stock in "street name" through a nominee, you should contact your nominee to determine if your nominee will effect the Stock Splits for the beneficial owners for whom it holds shares. If your nominee does not intend to effect the Stock Splits, you can ensure that you are cashed out by selling a sufficient number of shares so that you hold less than 1,000 shares of common stock and then transferring those shares of common stock into a record account with LXU.

     EFFECTS ON OPTION HOLDERS AND WARRANT HOLDERS. Upon completion of the Stock Splits, outstanding options to purchase shares of common stock under LXU's 1997 Stock Option Plan and outstanding warrants will be unaffected.

     EFFECTS ON LXU'S RELATED PERSONS. Upon deregistration of our shares of common stock, our Related Persons will no longer need to comply with the stock ownership reporting requirements and "short swing profit" trading restrictions under Section 16 of the Exchange Act, as well as many of the provisions of the Sarbanes-Oxley Act. However, our Related Persons will lose the ability to dispose of their shares of common stock pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

     In considering the recommendation of the Board with respect to the proposed Stock Splits, shareholders should be aware that our Related Persons have interests in the transaction that are in addition to, or different from, the shareholders generally. These interests may create potential conflicts of interest and include the following:

     * each Related Person holds more than 1,000 shares of common stock and will, therefore, retain his or her shares after the Stock Splits;

     * as a result of the Stock Splits, the percentage of shares of common stock and preferred stock beneficially owned by our Related Persons as a group on an as-converted basis would increase slightly from approximately 83.9% to approximately 84.1% of the outstanding shares of common stock and preferred stock; and

     * the legal exposure for directors and executive officers of public companies has increased significantly in the past few years, particularly as a result of the provisions of the Sarbanes-Oxley Act. While there are significant controls, regulations and liabilities for directors and executive officers of private companies, the legal exposure for our directors and executive officers will be reduced as a result of our deregistration under the Exchange Act.

     OTHER CONSIDERATIONS. We have no current plans to issue shares of common stock after the Stock Splits other than pursuant to the 1997 Stock Option Plan, but we reserve the right to do so at any time and from time to time at such prices and on such terms as the Board determines to be in LXU's best interests. If in the future the Board determines that the adoption of a new option plan would be beneficial to LXU, it may, in its discretion, adopt such a plan. The exercise of options granted under any newly adopted plan would reduce the ownership percentage of LXU's shareholders at the time. Holders of shares of common stock do not currently have, and will not have, any preemptive or other preferential rights to purchase any of our equity securities that we may issue in the future, unless such holders have such rights pursuant to a contract they have with LXU.

     After the Stock Splits have been consummated, LXU may, from time-to-time, repurchase shares of common stock in privately negotiated sales or other transactions. Whether or not we purchase shares in the future will depend on a number of factors, including LXU's financial condition, operating results and available capital at the time.

     We have no plans to change the way our business and operations, and the business and operations of our subsidiaries, is presently conducted. The executive officers and directors of LXU will not change due to the Stock Splits. LXU expects to realize time and cost savings as a result of terminating its public company status, and intends to invest those savings in other areas of its business operations.

     LXU has, from time to time, had discussions with potential purchasers and investors regarding the sale of all or a portion of LXU's equity. Although LXU is not currently in any such discussions with any potential purchasers or investors, it may engage in such discussions in the future. It is therefore possible that, in the future, LXU may engage in an extraordinary corporate transaction (such as a merger, reorganization or liquidation); sell or transfer a material amount of its assets; change the composition of the Board or management of LXU; change materially LXU's indebtedness or capitalization; change LXU's dividend policy; or otherwise effect a material change in LXU's corporate structure or business.

ALTERNATIVES TO THE STOCK SPLITS

     In making the determination to proceed with the Stock Splits, the Board considered the potential feasibility of the alternative transactions described below. The Board did not investigate the potential costs of the transactions listed below because it determined that they either had no certainty of sufficiently reducing the number of shareholders of LXU or had other features which could possibly add to the expense and uncertainty of the transaction.

     RELISTING THE SHARES OF COMMON STOCK. Our common stock was listed on the American Stock Exchange ("AMEX") from April 20, 1994 through November 17, 2000, at which time it was delisted by the AMEX because it no longer continued to satisfy the AMEX's listing requirements. At a Board meeting held in December 2004, the Board discussed the possibility of relisting the shares of common stock on AMEX, or another active stock exchange, to improve the liquidity of the shares of common stock. The Board considered this alternative, but holders of Series G preferred shares indicated that they would not commit to converting their preferred shares into common shares. Without such conversion, it would be difficult to meet the share price and public float requirements of active stock exchanges, and without an adequate share price and public float, we would not be able to find a market maker for LXU common stock, which is also a requirement for listing stock on such stock exchanges.

     SALE OF LXU. The Board has from time to time explored selling LXU. At various points during 2005, members of management and certain affiliates of the company met with four investment banks to discuss, in general terms, strategic alternatives for LXU, including a potential sale of LXU and the market conditions for any such sale. The investment banks provided preliminary indications of their views regarding the market valuation of LXU ranging from $37 million to $70 million. The Board did not give great weight to these preliminary indications of LXU's potential market valuation in light of the banks' limited knowledge of LXU and the fact that the banks had not conducted any due diligence with respect to LXU. Additionally, at about the same time, the Company's Chief Financial Officer, who was also the Chief Operating Officer, resigned, making any sale process impracticable. The Board has not engaged any investment banks to pursue a sale transaction and believes that selling LXU at this time may not be in the best interests of a majority of LXU's shareholders. However, LXU may engage in discussions to sell the company in the future and the Board may enter into an agreement to sell the company if it believes that the terms of any such transaction are in the best interests of LXU and its shareholders.

     ISSUER TENDER OFFER. The Board considered the feasibility of an issuer tender offer to repurchase shares of common stock. The primary disadvantage of this type of transaction is that, due to its voluntary nature, we would have no assurance that any shares would be tendered to us or that if shares were tendered, the shares we purchased in an issuer tender offer would reduce the number of our shareholders. In addition, the rules governing tender offers require equal treatment of all shareholders, including pro rata acceptance of offers from shareholders. These requirements make it difficult to ensure that we would be able to reduce the number of holders of record of the shares of common stock enough to permit us to deregister the shares of common stock, and LXU could repurchase numerous shares of common stock and still be unable to deregister. As a result of these disadvantages, the Board determined not to pursue this alternative.

     ODD-LOT TENDER OFFER. The Board also considered an odd-lot tender offer. In an odd-lot tender offer, we would offer to repurchase, at a designated price per share, shares of common stock held by any holder of less than 100 shares of common stock. Unlike general tender offers which require us to permit all shareholders to participate equally, as discussed above, there is an exception for tender offers to holders of less than 100 shares of common stock. Even if all holders of less than 100 shares of common stock participated in the tender offer, we still could not sufficiently reduce our number of shareholders to enable us to deregister. In addition, due to its voluntary nature, we would have no assurance that any shares would be tendered to us by holders of fewer than 100 shares. As a result, the Board rejected this alternative.

     TRADITIONAL   STOCK   REPURCHASE   PROGRAM.   The  Board  also   considered
periodically repurchasing shares of common stock on the open market at then-current market prices. However, there can be no assurance that any such repurchases would reduce the number of our record holders. The Board rejected this type of transaction since repurchasing shares in this manner would likely take an extended period of time, have no assurance of success and be of undeterminable cost.

     REORGANIZATION THROUGH A CASH OUT MERGER. The alternative available to the Board which was most similar to the Stock Splits was coordinating a merger with a shell corporation and reissuing stock to the shareholders of the newly merged entity. Under the terms of the merger, shareholders owning less than 1,000 shares of common stock prior to the merger would be cashed out, and shareholders owning 1,000 or more shares of common stock would become shareholders in the newly merged entity. The Board of Directors concluded that there was no advantage to this procedure as compared to the Stock Splits.

     REVERSE STOCK SPLIT ONLY. The Board considered effecting a reverse stock split only. Although this alternative would accomplish the objective of reducing the number of shareholders of record below the 300 threshold for deregistration, the Board rejected this alternative because it would lead to significant administrative burdens and additional expenses, including the expense of exchanging stock certificates.

     MAINTAINING THE STATUS QUO. The Board considered maintaining the status quo. In that case, we would continue to incur the expenses of being a public reporting company without enjoying the benefits traditionally associated with public company status. The Board believes that maintaining the status quo is not in the best interests of LXU and its shareholders and rejected this alternative.

FAIRNESS OF THE STOCK SPLITS

     SUBSTANTIVE FAIRNESS. In determining the substantive fairness of the Stock Splits, the Board considered the factors discussed below. The Board believes that the Stock Splits are substantively fair to LXU's shareholders in light of these factors, taken together with the disadvantages also discussed below. The Board did not assign specific weight to the following factors in a formulaic fashion, but did place special emphasis on the opportunity for unaffiliated holders of shares of common stock who will have fractional shares exchanged for cash to sell such shares of common stock without brokerage fees or commissions, as well as the significant cost and time savings LXU is expected to realize from deregistration of the shares of common stock.

     FAIRNESS OPINION. The Board determined that the Stock Splits are fair in part because they provide cashed-out holders with an opportunity to liquidate all of their shares of common stock without paying brokerage commissions or other transaction fees. The Board, in the exercise of its business judgment, approved $0.19 as the price for the shares of common stock because it believed such a price represented fair consideration, based in part on LXU's improved operating results in recent quarters and projected operating performance. In establishing the price, the Board considered the market value of LXU rather than its liquidation value, as the board intends for LXU to continue as an operating entity. In setting the price, the Board also relied, in part, on the financial analysis performed by Simon Financial in connection with its preparation of the Fairness Opinion.

     Following the Board's determination that $0.19 per share was a fair price, it received the Fairness Opinion from Simon Financial in which Simon Financial concluded that a price of $0.19 per share to be paid to shareholders that will be cashed out following the Stock Splits is fair, from a financial point of view.

     EQUAL TREATMENT OF RELATED PERSONS AND UNAFFILIATED HOLDERS OF SHARES OF COMMON STOCK. The Stock Splits will not impact Related Persons differently than unaffiliated holders of shares of common stock. The sole determining factor as to whether a holder of shares of common stock will remain a shareholder of LXU, or receive cash for such holder's shares of common stock, is the number of shares of common stock held by such holder immediately prior to the Stock Splits. Please see the section entitled "PROPOSAL TO EFFECT THE STOCK SPLITS --- Summary and Structure" for a more detailed discussion of the foregoing.

     MINIMAL EFFECT ON VOTING POWER. Because LXU will only be purchasing 127,102 of the 51,354,185 shares of LXU common stock and preferred stock outstanding (0.25% on an as-converted basis) in connection with the Stock Splits, the Stock Splits will have a minimal effect on the voting power of LXU's shareholders. The voting and other rights currently held by the shares of common stock will not be affected by the Stock Splits. The only effect of the Stock Splits on LXU's voting power will be a small, proportionate increase in the overall percentage of ownership of the continuing holders.

     NO MATERIAL CHANGE IN PERCENTAGE OWNERSHIP OF RELATED PERSONS. Since only an estimated 127,102 out of 51,354,185 outstanding shares of common stock and preferred stock on an as-converted basis will be eliminated as a result of the Stock Splits, the percentage ownership of the continuing holders will be approximately the same as it was prior to the Stock Splits. For example, Related Persons currently beneficially own approximately 83.9% of the outstanding shares of common stock and preferred stock on an as-converted basis, and will beneficially own approximately 84.1% of the outstanding shares of common stock on an as-converted basis following completion of the Stock Splits. All of the Related Persons currently have over 1,000 shares and will remain shareholders of LXU after completion of the Stock Splits. Please see the section entitled "INFORMATION ABOUT LXU --- Interest of Certain Persons in Matters to be Acted Upon."

     POTENTIAL ABILITY TO CONTROL DECISION TO REMAIN A HOLDER OF OR LIQUIDATE SHARES OF COMMON STOCK. Another factor considered by the Board in determining the fairness of the Stock Splits to the holders of the shares of common stock is that current holders of fewer than 1,000 shares of common stock can seek to remain shareholders of LXU by acquiring additional shares so that they own at least 1,000 shares of common stock immediately before the Stock Splits. Conversely, stockholders that own 1,000 or more shares of common stock who desire to liquidate their shares in connection with the Stock Splits at the price offered can seek to reduce their holdings to less than 1,000 shares of common stock by selling shares prior to the Stock Splits. Given the absence of an active trading market for our common stock, however, there can be no assurance that holders will be able to purchase or sell shares of common stock in order to remain shareholders of LXU or liquidate their shares of common stock, as the case may be. The Board did not place undue emphasis on this factor due to the absence of an active trading market for our common stock. Please see the section entitled "SPECIAL FACTORS --- Effects of the Stock Splits" for a more detailed discussion of the foregoing.

     PROCEDURAL FAIRNESS. In determining the procedural fairness of the Stock Splits, the Board considered the factors discussed below. The Board believes that the procedures followed by the Board and the shareholder votes required to approve the Stock Splits are fair to our unaffiliated shareholders.

     SHAREHOLDER APPROVAL. Massachusetts law and LXU's Articles require that the Stock Splits be approved by (i) two-thirds of the shares of common stock and Series G preferred stock, voting together; (ii) two-thirds of the shares of common stock, voting separately; and (iii) 60% of the shares of Series G preferred stock, voting separately. The Board believes that these voting requirements are sufficient to protect the rights of unaffiliated shareholders. The Board did not structure the Stock Splits to obtain the separate approval of LXU's unaffiliated shareholders. In determining not to seek such approval, the Board was aware that LXU's Related Persons together own approximately 84% of the shares of common stock and Series G preferred stock outstanding and entitled to vote at the special meeting, approximately 72% of the shares of common stock outstanding and entitled to vote at the special meeting, and approximately 100% of the Series G preferred stock outstanding and entitled to vote at the special meeting. LXU's Related Persons have indicated that they intend to vote in favor of the Stock Splits. Because the sole factor in determining how a shareholder will be treated in the Stock Splits is the number of shares of common stock held, Related Persons and unaffiliated shareholders will be treated equally in the Stock Splits and the Board based its decision not to seek separate approval of unaffiliated holders based on this equal treatment.

     INDEPENDENT COMMITTEE/ UNAFFILIATED REPRESENTATIVE. No independent committee of the Board has reviewed the fairness of the Stock Splits. Although all of the directors, directly or indirectly, own more than 1,000 shares of common stock, the proposed ratios for the Stock Splits were determined without regard to their share ownership. As this was the sole potential conflict of interest and the directors will be treated identically to all other shareholders in the Stock Splits, the Board determined that little or no additional protections would be afforded by an independent committee. No unaffiliated representative acting solely on behalf of the shareholders for the purpose of negotiating the terms of the Stock Splits or preparing a report covering the fairness of the Stock Splits was retained by LXU or by a majority of directors who are not employees of LXU. The Board concluded that the expense of retaining an unaffiliated representative was not justified because it would add no measurable protection to LXU's shareholders. Again, the Board considered the fact that Related Persons and unaffiliated shareholders will be treated equally in the Stock Splits. Other than the deliberations of the Board, no "negotiations" regarding the Stock Splits occurred, and the Board decided the method to be used and the split ratio based solely on what it believed would be the most effective and efficient to reduce and maintain the number of shareholders below 300. The Board does not believe that multiple legal advisors are necessary because Related Persons and unaffiliated shareholders are treated equally in the Stock Splits.

     ACCESS TO CORPORATE RECORDS. We have not made any provision in connection with the Stock Splits to grant unaffiliated shareholders access to our corporate files or to obtain counsel or appraisal services at our expense. With respect to unaffiliated shareholders' access to our corporate files, the Board determined that this Proxy Statement, together with LXU's other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the Stock Splits. The Board also considered the fact that under Massachusetts law, subject to certain conditions, shareholders have the right to review LXU's relevant books and records.

     FAIRNESS   CONCLUSION.   The  Board   believes  that  the   transaction  is
substantively and procedurally fair to Related Persons and unaffiliated shareholders, notwithstanding the absence of an unaffiliated shareholder approval requirement, independent committee or unaffiliated representative. The Board did not consider these items necessary to ensure the fairness of the Stock Splits and determined that such steps would be costly and would not provide any meaningful additional benefits. After consideration of all aspects of the proposed transaction as described above, all of the directors, including the directors who are not employees of LXU, approved the Stock Splits. Except for the unanimous vote of the Board to approve the Stock Splits and its recommendation that LXU's shareholders approve the Stock Splits, we are not aware that any of our Related Persons has made a recommendation either in support of or in opposition to the Stock Splits. However, our Related Persons have indicated that they intend to vote in favor of the Stock Splits.

DISADVANTAGES OF THE STOCK SPLITS

     REDUCTION OR ELIMINATION OF THE MARKET FOR SHARES OF COMMON STOCK. After the completion of the Stock Splits and deregistration of the shares of common stock, we anticipate that the public market for the shares of common stock will be reduced further or eliminated. Please see the section entitled "SPECIAL FACTORS --- Effects of the Stock Splits."

     TERMINATION OF PUBLICLY AVAILABLE INFORMATION ABOUT LXU. Upon termination of the registration of our common stock under the Exchange Act, our obligation to file periodic reports with the SEC will be terminated. Information regarding our operations and financial results that is currently available to the general public and our investors will not be readily available after deregistration, and investors seeking information about us will have to contact us directly to request such information. We may or may not provide investors with requested information that we are not required by law to provide. The Stock Splits will not affect the right of continuing holders to obtain certain information from LXU under Massachusetts law. Under Massachusetts law, a shareholder has the right to make a written request to inspect a company's books and records (including, without limitation, annual financial statements) and receive copies thereof, if the request is made in good faith and is for a proper purpose.

     While the Board realizes and acknowledges that the termination of publicly available information may be disadvantageous to our shareholders, the Board believes that the overall benefits to LXU of no longer being a public reporting company substantially outweigh the disadvantages associated with a lack of publicly available information about LXU. Please see "SPECIAL FACTORS --- Effects of the Stock Splits."

     SARBANES-OXLEY ACT AND OTHER REPORTING AND DISCLOSURE PROVISIONS WILL NO LONGER APPLY TO LXU. After the completion of the Stock Splits and the deregistration of the shares of common stock, LXU will no longer be subject to the provisions of the Sarbanes-Oxley Act or the liability provisions of the Exchange Act which apply to public companies. In addition, the Sarbanes-Oxley Act requires the chief executive officer and the chief financial officer of LXU to certify the accuracy of LXU's financial statements in its Exchange Act filings. After deregistration, LXU will no longer make filings under the Exchange Act and, as a result, its officers will not be required to certify the accuracy of LXU's financial statements.

     POSSIBLE DECLINE IN PRICE OF THE SHARES OF COMMON STOCK. After the completion of the Stock Splits, the likelihood that shares of our common stock will be even more illiquid, the lack of publicly available financial and other information about LXU and the diminished opportunity for LXU's shareholders to monitor the management of LXU due to the lack of such public information may cause the continuing holders to experience a decrease in the price at which they may sell their shares of common stock.

     LXU WILL NO LONGER HAVE THE POTENTIAL BENEFITS NORMALLY ASSOCIATED WITH PUBLIC REPORTING COMPANY STATUS. Another potential disadvantage of the Stock Splits is that LXU will no longer potentially have the benefits normally associated with being a public reporting company, such as better access to the capital markets for issuances of securities. LXU would still be able to sell equity or debt securities, but if it were to conduct a public offering of shares of common stock or other securities, it would have to again become a reporting company, and the expenses that LXU is seeking to eliminate would then resume. LXU believes that the cost savings of deregistration outweigh the drawbacks of losing more ready access to the capital markets, particularly considering that LXU has not made a public offering of its securities in over five years.

     Another typical advantage of being a public company is the ability to use stock, as opposed to cash or other consideration, to effect acquisitions. We have not completed an acquisition using stock since 2001 and, given the limited opportunities for such acquisitions, the Board does not believe that it is likely that we would be able to do so in the foreseeable future. Further, the lack of liquidity of our common stock does not make it an attractive form of consideration to a potential target.

     CASHED OUT  SHAREHOLDERS  WILL HAVE NO FURTHER  FINANCIAL  INTEREST IN LXU.
Following the Stock Splits, cashed out shareholders will have no further financial interest in LXU and will not have the opportunity to participate in the potential appreciation in the value of, or the potential payment of dividends on, our shares of common stock.



                       PROPOSAL TO EFFECT THE STOCK SPLITS

BACKGROUND OF THE STOCK SPLITS

     LXU in substantially its current form became an SEC reporting company in March 2001 in connection with the acquisition of Luxtec Corporation by Primesource Surgical, Inc. From 2001 to 2004, the cost of being a public company was relatively stable and LXU hoped to realize the benefits of being a public company by having an active market for its stock develop and by being able to use publicly traded stock as acquisition currency. However, since November 2000, our common stock has not been listed on any public exchange or market and no active market for our common stock has developed. In addition, we have not made any acquisitions. As a result, by the beginning of 2004 it had become apparent to the Board that LXU was not realizing the benefits of being a public company, while it continued to incur the expense.

     The passage of the Sarbanes-Oxley Act in 2002 ushered in a wave of corporate reforms that have increased LXU's expense as a public company without enhancing the benefits of being a public company from an operating perspective. In anticipation of the adoption of the regulations implementing the Sarbanes-Oxley Act, the Board became concerned about the additional expenses LXU would incur in complying with the new regulations. Management and the Board began to discuss informally the advantages and disadvantages of remaining a publicly traded company in March 2004.

     At a November 2004 meeting of the Board's Audit Committee, our independent public accountants estimated that complying with Section 404 of the
Sarbanes-Oxley Act would likely cause LXU's annual audit costs to at least double going forward.

     At a Board meeting held in December 2004, our outside counsel outlined the advantages and disadvantages of deregistering with the SEC and the steps required to de-register. Options discussed at the time included relisting the shares of common stock on an active stock exchange, a reverse stock split, an odd-lot self-tender offer, an issuer self-tender offer and a cash-out merger.

     LXU's legal and professional fees increased in the 2004 fiscal year with the beginning of the implementation of the Sarbanes-Oxley Act. However, one of the more burdensome requirements of the Sarbanes-Oxley Act, the internal control audit requirements of Section 404, does not apply to us until the end of our 2006 fiscal year. As a result, a significant portion of the expense of complying with Sarbanes-Oxley Act has yet to be incurred, and the question of whether to remain a public company has become a more urgent question.

     In order to be ready to comply with Section 404 of the Sarbanes-Oxley Act and to assess the cost of implementing an internal control structure that would satisfy the requirements of Section 404, in June 2004 management sought proposals from a number of independent consultants with Section 404 expertise. In January 2005, an independent Section 404 consultant provided management with an estimate for outside professional fees of $225,000 to $300,000 to document and implement a compliant internal control structure. This estimate was contingent upon performance of a substantial amount of the work by our internal personnel. In February 2005, the Audit Committee authorized an independent
Section 404 consultant to begin work assessing the full impact of documenting and implementing compliant internal controls. Between March 2005 and July 2005, when Section 404 work by the independent Section 404 consultant was halted pending the outcome of the special meetings of the Board held in May and June 2005, LXU spent approximately $30,000 for those services.

     In May 2005 and June 2005, the Board held two special meetings which included participation by our outside counsel to discuss in detail the possibility of ceasing to be an SEC reporting company. The discussions focused on estimates of the recurring and one-time costs associated with continuing to be a public company as compared to being a private company, and the process, timing, costs and effects of a reverse stock split.

     At a meeting of the Board held on June 28, 2005, management presented the Board with an estimate of the cost of ongoing compliance with the Exchange Act rules and regulations in light of the increased requirements of Sarbanes-Oxley Act. Management estimated that the annual costs to comply with the Exchange Act would increase from $200,000 to $300,000 per year to $500,000 to $600,000 per year as a result of the increased requirements of the Sarbanes-Oxley Act. In addition, LXU would incur additional one-time costs of $225,000 to $300,000 in fiscal year 2006 for development and implementation of a compliance plan. The Board also reviewed with management the current composition of LXU's shareholders, the number of shares of each class of stock issued and outstanding, and began to analyze the likely cost of ceasing to be an SEC reporting company. At this meeting, the Board also reviewed alternatives to a reverse stock split that would allow the company to cease to be an SEC reporting company. The Board discussed with management and outside counsel all relevant aspects of the alternatives considered, including the effects on shareholders who would be cashed out in any transaction.

     At this meeting, management also presented to the Board an analysis of LXU's shareholder list and the costs of a reverse stock split at different split ratios. After discussion, the Board determined that a split ratio of 1,000:1 would achieve the Company's objective of enabling it to de-register under the Exchange Act while minimizing the number of shareholders that were cashed out and the number of shares repurchased. The Board then generally discussed a range of prices to be paid, in light of, among other factors, the impact of the proposed Stock Splits on the relative voting power of LXU's shareholders. The Board considered an appraisal of LXU's three reporting units, dated June 30, 2004, prepared by Simon Financial for goodwill impairment purposes. The Board concluded that this appraisal, because of its limited scope and purpose, was not useful for determining the value of LXU's common stock as of the date of the appraisal or as of a current date. The Board also considered an appraisal of LXU's common stock, dated January 31, 2005, prepared by Simon Financial for general corporate purposes. The appraisal valued LXU's shares of common stock at $0.04 per share on a fully-diluted basis. The Board concluded that in light of the time elapsed since the appraisal, the improvements in LXU's financial condition and results of operations and LXU's projected financial results, the appraisal did not accurately reflect the current value of LXU's common stock.

     The Board also discussed the desirability of a proposed forward stock split immediately following the proposed reverse stock split to avoid the administrative expense of exchanging stock certificates, and to avoid LXU having fractional shares outstanding following the proposed reverse stock split. The Board determined that a subsequent forward stock split was desirable. After further discussion, the Board authorized management to instruct legal counsel to draft the proxy statement required to effect the Stock Splits for review and final approval of the Board at a future meeting.

     At various points during 2005, members of management and certain affiliates of the company met with four investment banks to discuss, in general terms, strategic alternatives for LXU, including a potential sale of LXU and the market conditions for any such sale. The investment banks provided preliminary indications of their views regarding the market valuation of LXU ranging from $37 million to $70 million. The Board did not give great weight to these preliminary indications of LXU's potential market valuation in light of the banks' limited knowledge of LXU and the fact that the banks had not conducted any due diligence with respect to LXU. Additionally, at about the same time, the Company's Chief Financial Officer, who was also the Chief Operating Officer, resigned, making any sale process impracticable. The Board has not engaged any investment banks to pursue a sale transaction and believes that selling LXU at this time may not be in the best interests of a majority of LXU's shareholders. However, LXU may engage in discussions to sell the company in the future and the Board may enter into an agreement to sell the company if it believes that the terms of any such transaction are in the best interests of LXU and its shareholders.

     In advance of a Board meeting held on August 17, 2005, management distributed a draft of the Proxy Statement to the directors. At the meeting, the Board discussed the Proxy Statement and the terms of the Stock Splits.

     On August 24, 2005, the Board received a draft of the financial analysis conducted by Simon Financial in connection with its preparation of the Fairness Opinion. At a Board meeting held on August 29, 2005, the Board, relying in part on this financial analysis, unanimously approved the Stock Splits with a $0.19 price per share to be paid to cashed out shareholders and recommended the approval of the Stock Splits by LXU's shareholders. The Board determined this share price on a controlling interest basis. Applying an appropriate minority discount, the Board estimated that each share of LXU common stock would be worth approximately 30% less than the $0.19 price determined on a controlling interest basis. However, in light of the relatively small aggregate amount to be paid to cashed out shareholders and the possibility of a sale of the company in the near- to medium-term, the Board decided to use a controlling interest valuation to determine the price to be paid to cashed out shareholders. After the Board had approved the Stock Splits at a price of $0.19 per share, Simon Financial rendered its Fairness Opinion to the Board.

SUMMARY AND STRUCTURE

     The Board has authorized and recommends that you approve the Stock Splits. The Stock Splits consist of two steps. First, LXU will conduct a 1-for-1,000 reverse stock split of LXU's common stock. In the reverse stock split, (i) each lot of 1,000 or more shares of common stock held by a shareholder of LXU prior to the reverse split will be converted into shares of common stock, at a ratio of one common share for every 1,000 shares of common stock owned prior to the reverse stock split; and (ii) each lot of fewer than 1,000 shares of common stock held by a shareholder will be cancelled and exchanged for $0.19 in cash per share. After the reverse split is completed, it will be followed immediately by a 1,000-for-1 forward stock split of LXU's common stock, which will result in each shareholder owning 1,000 or more shares of common stock prior to the reverse stock split owning the same number of shares of common stock following the forward stock split. Both the reverse stock split and the forward stock splits are intended to take effect on the same date, the date the Massachusetts Secretary of State accepts for filing the certificates of amendment to the Articles with respect to the reverse stock split and the forward stock split. The proposed amendments to the Articles are attached to this document as EXHIBITS B AND C and are incorporated herein by reference.

     The Board has set the repurchase price at $0.19 per pre-split share of common stock. The Board made this determination in good faith, based, in part, on LXU's improved operating results in recent quarters, projected operating performance, the financial analysis prepared by Simon Financial in connection with its preparation of the Fairness Opinion and other factors the Board deemed relevant. Please see the sections entitled "SPECIAL FACTORS - Purpose of and Reasons For the Stock Splits" and "SPECIAL FACTORS --- Fairness of the Stock Splits." We currently estimate that shareholders who are cashed out will receive payment for their shares of common stock within approximately four weeks after the Effective Date.

     The Stock Splits are a "going-private" transaction as defined in Rule 13e-3 promulgated under the Exchange Act. In connection with the Stock Splits, we have filed, as required by the Exchange Act, a Rule 13e-3 Transaction Statement on
Schedule 13E-3 with the SEC. Please see the section entitled "AVAILABLE INFORMATION."

     EXAMPLES
     Generally, the effects of the Stock Splits can be illustrated by the following examples:
--------------------------------------------------------------------------------
      HYPOTHETICAL SCENARIO                                RESULT
--------------------------------------------------------------------------------
Shareholder  A holds 50  shares  of          Shareholder A's 50 shares of common
common  stock  in a  single  record          stock  will be  converted  into the
account  and holds no other  shares          right to receive  $9.50 in cash (50
of common stock.                             x $0.19).
--------------------------------------------------------------------------------
Shareholder  B holds 50 shares in a          LXU intends for the Stock Splits to
brokerage   account  and  holds  no          treat  shareholders  holding shares
other shares of common stock.                of common  stock  through a nominee
                                             the same as those holding shares in
                                             a record account.  Nominees will be
                                             asked to effect  the  Stock  Splits
                                             for  their  beneficial  owners.  If
                                             this occurs,  Shareholder B will be
                                             entitled  to receive  $9.50 in cash
                                             (50 x $0.19). However, nominees may
                                             choose  not  to  effect  the  Stock
                                             Splits   and  they  may  also  have
                                             different  procedures  that must be
                                             followed.    Shareholders   holding
                                             shares   in  street   name   should
                                             contact  their nominee to determine
                                             how the Stock  Splits  will  affect
                                             them.
--------------------------------------------------------------------------------
Shareholder C holds 4,500 shares of          After  the  reverse   stock  split,
common  stock  in a  single  record          Shareholder C would have 4.5 shares
account and holds no other shares.           of  common  stock    (4,500/1,000 =
                                             4.5).  In the  forward  stock split
                                             his 4.5 shares of common stock will
                                             be  converted  into 4,500 shares of
                                             common  stock (4.5 x 1,000).  After
                                             completion  of  the  Stock  Splits,
                                             Shareholder   C  will  hold   4,500
                                             shares of common stock.
--------------------------------------------------------------------------------
Shareholder D holds 5,250 shares in          After  the  reverse   stock  split,
each   of   two   separate   record          Shareholder D will hold 10.5 shares
accounts  for  a  total  of  10,500          of  common  stock  (10,500/1,000  =
shares of common stock. Shareholder          10.5).  In the forward  split,  his
D holds no other  shares  of common          shares  will  be   converted   into
stock.                                       10,500 shares of common stock (10.5
                                             x 1,000).  After the  completion of
                                             the  Stock  Splits,  Shareholder  D
                                             will hold  10,500  shares of common
                                             stock.
--------------------------------------------------------------------------------
Shareholder E holds 8,000 shares of          LXU   intends   for    shareholders
common   stock   in   a   brokerage          holding shares through  nominees to
account.  He holds no other  shares          be  treated   the  same  as  record
of common stock.                             holders,   although   nominees  may
                                             choose  not  to  effect  the  Stock
                                             Splits.  If Shareholder E's nominee
                                             effects    the    Stock     Splits,
                                             Shareholder   E  would  hold  eight
                                             whole  shares of common stock after
                                             the reverse split.  Shareholder E's
                                             eight whole  shares of common stock
                                             would  be   converted   into  8,000
                                             shares  of  common   stock  in  the
                                             forward split. After the completion
                                             of the Stock Splits,  Shareholder E
                                             would hold  8,000  shares of common
                                             stock.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Husband  and  Wife  each  hold  500          Shares held in joint accounts will
shares of common  stock in separate          not  be   added  to   shares   held
record   accounts  and  500  shares          individually in determining whether
jointly in another record  account.          a  shareholder  will receive  whole
They own no other  shares of common          shares after the reverse split.  In
stock.                                       this  situation,  Husband  and Wife
                                             will each be  entitled  to  receive
                                             $95  each  for the  shares  held in
                                             their  individual  record  accounts
                                             (500 x $0.19).  Further,  they will
                                             be  entitled to receive $95 for the
                                             shares  of  common  stock  held  in
                                             their  joint  account.  Husband and
                                             Wife  will hold no shares of common
                                             stock  after the Stock  Splits.  If
                                             Husband and Wife wished to continue
                                             to be shareholders  after the Stock
                                             Splits,   they  could   transfer  a
                                             sufficient  number of  shares  from
                                             one account into another so that at
                                             least 1,000  shares of common stock
                                             (or a multiple thereof) are held in
                                             one account.
--------------------------------------------------------------------------------

RECOMMENDATION OF THE BOARD

     The Board has unanimously determined that the Stock Splits are in the best interests of LXU and are fair to LXU's shareholders. The Board unanimously recommends that the shareholders vote "FOR" the approval of the Stock Splits.

EXCHANGE OF CERTIFICATES

     We have appointed Registrar and Transfer Company (the "Transfer Agent") to act as exchange agent to carry out the exchange of existing share certificates held by holders of less than 1,000 shares of common stock. On the Effective Date, all share certificates evidencing ownership of shares of common stock held by shareholders holding less than 1,000 shares of common stock will be deemed cancelled without further action by the shareholders or LXU. Thereafter, such certificates will represent only the right to receive cash in the amount of $0.19 per pre-split common share for repurchased fractional shares. The shares of common stock acquired by LXU in connection with the Stock Splits will be retired.

     The Transfer Agent will furnish LXU's shareholders with a letter of transmittal containing instructions on how to surrender their common share certificate(s) following the Effective Date. Shareholders must complete and sign the letter of transmittal and return it with their certificate(s) to the Transfer Agent as instructed before they can receive any cash payments to which they are entitled. Do not send your certificates to us, and do not send them to the Transfer Agent until you have received a transmittal letter and followed the instructions provided therein.

     No service charges will be payable by LXU's shareholders in connection with the exchange of certificates or the payment of cash to holders of less than 1,000 shares. LXU will pay all administrative expenses of the Stock Splits.

REGULATORY APPROVALS

     LXU is not aware of any material governmental or regulatory approval required for completion of the Stock Splits, other than compliance with the relevant federal and state securities laws and Massachusetts corporate laws.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     We have summarized below the material federal income tax consequences to LXU and to holders of shares of common stock resulting from the Stock Splits. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department Regulations (the "Treasury Regulations") issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Treasury Regulations and proposed Treasury Regulations or changes in judicial or administrative rulings. Some of those changes may have retroactive effect. No assurance can be given that any such changes will not adversely affect this summary. This summary is not binding on the Internal Revenue Service.

     This summary does not address all aspects of the possible federal income tax consequences of the Stock Splits and is not intended as tax advice to any person or entity. In particular, this summary does not consider the individual investment circumstances of holders of shares of common stock, nor does it consider the particular rules applicable to special categories of holders (such as tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers) or holders who hold, have held, or will hold, shares of common stock as part of a straddle, hedging or conversion transaction. In addition, this summary does not address any consequences of the Stock Splits under any state, local or foreign tax laws.

     This summary assumes that you are one of the following: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate, the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust, if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust. This summary also assumes that you have held and will continue to hold your shares of common stock as capital assets for federal income tax purposes.

     You should  consult your tax advisor as to the particular  federal,  state,
local,  foreign,  and  other  tax  consequences   applicable  to  your  specific
circumstances.

     FEDERAL INCOME TAX CONSEQUENCES TO LXU. We believe that the Stock Splits will be treated as a tax-free "recapitalization" for federal income tax purposes. This treatment will result in no material federal income tax consequences to LXU.

     FEDERAL INCOME TAX CONSEQUENCES TO CONTINUING HOLDERS NOT RECEIVING CASH. If you (i) continue to hold shares of common stock directly immediately after the Stock Splits and (ii) you receive no cash as a result of the Stock Splits, you will not recognize any gain or loss in the Stock Splits, and you will have the same adjusted tax basis and holding period in your shares of common stock as you had in such shares of common stock immediately prior to the Stock Splits.

     FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS RECEIVING CASH. If you receive cash in exchange for shares of common stock as a result of the Stock Splits, your tax consequences will depend on whether, in addition to receiving cash, you retain a portion of your shares of common stock or a person or entity related to you (as determined by the Code) continues to hold shares of common stock immediately after the Stock Splits.

     If you receive cash, do not continue to hold any shares of common stock and are not related to any person or entity who or which continues to hold shares of common stock, you will recognize capital gain or loss. The amount of this capital gain or loss will equal the difference between the cash you receive for your shares of common stock and your aggregate adjusted tax basis in such shares of common stock.

     If you receive cash and either (a) retain a portion of your shares of common stock or (b) do not continue to hold directly any shares of common stock but are related to a person or entity who or which continues to hold shares of common stock (in which case you may be treated as constructively owning the shares of common stock owned by such related person or entity), your receipt of cash may be treated (i) first, as ordinary taxable dividend income to the extent of your ratable share of LXU's undistributed earnings and profits, (ii) second, as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares of common stock, and (iii) then, the remainder as capital gain.

     If you fall into the category described in the immediately preceding paragraph, your tax treatment will depend upon whether your receipt of cash either (i) is "not essentially equivalent to a dividend" or (ii) constitutes a "substantially disproportionate redemption of stock," as described below. If your receipt of cash meets either of these two tests, your receipt of cash will result solely in capital gain or loss. If your receipt of cash cannot meet either of these two tests, your tax consequences will be those described in the immediately preceding paragraph.

     NOT ESSENTIALLY EQUIVALENT TO A DIVIDEND. You will satisfy the "not essentially equivalent to a dividend" test if the reduction in your proportionate interest in LXU resulting from the Stock Splits (taking into account for this purpose the shares of common stock owned by persons or entities related to you) is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test.

     SUBSTANTIALLY DISPROPORTIONATE REDEMPTION OF STOCK. Your receipt of cash in the Stock Splits will be a "substantially disproportionate redemption of stock" for you if the percentage of shares of common stock owned by you (and by persons or entities related to you) immediately after the Stock Splits is (a) less than 50% of all shares of common stock and (b) less than 80% of the percentage of shares of common stock owned by you (and by persons or entities related to you) immediately before the Stock Splits.

     If you or a person or entity related to you will continue to hold shares of common stock after the Stock Splits, you should consult with your own tax advisor to determine your particular tax consequences.

     CAPITAL GAIN AND LOSS. For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

     SPECIAL RATE FOR CERTAIN DIVIDENDS. In general, dividends are taxed at ordinary income rates. However, you may qualify for a 15% rate of tax on any cash received in the Stock Splits that is treated as a dividend as described above, if (i) you are an individual or other non-corporate stockholder; (ii) you have held the shares of common stock of LXU with respect to which the dividend was received for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, as determined under the Code; and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You should consult with your tax advisor regarding your eligibility for such lower tax rate on dividend income.

     BACKUP WITHHOLDING. Holders of shares of common stock will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to the Transfer Agent in connection with the Stock Splits to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each holder of shares of common stock to deliver such information when the common share certificates are surrendered following the Effective Date of the Stock Splits. Failure to provide such information may result in backup withholding.

AVAILABILITY OF APPRAISAL RIGHTS

     Appraisal rights are available under Massachusetts law to holders of shares of common stock who vote against the Stock Splits and who follow certain other required procedures as set forth in Part 13 of the Massachusetts Business Corporation Act, a copy of which is attached hereto as Appendix A. Under these procedures, a shareholder who wishes to assert appraisal rights:

     * must deliver to LXU a written notice of the shareholder's intent to assert appraisal rights before the shareholder vote is taken on the transaction; and

     * may not vote any shares of the stock for which an appraisal demand is made in favor of the proposed transaction.

     The foregoing discussion of the law relating to appraisal rights is not a complete statement of such rights and is qualified in its entirety by reference to Appendix A. THIS DISCUSSION AND APPENDIX A SHOULD BE REVIEWED CAREFULLY BY ANY SHAREHOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE TO STRICTLY COMPLY WITH SUCH PROCEDURES WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

TERMINATION OF STOCK SPLITS

     Although the Board is requesting your approval of the Stock Splits, the Board may, in its discretion, withdraw the Stock Splits from the agenda of the special meeting prior to any vote thereon. Although the Board presently believes that the Stock Splits are in LXU's best interests and has recommended a vote for the Stock Splits, the Board nonetheless believes that it is prudent to recognize that factual circumstances could possibly change prior to the special meeting such that it might not be appropriate or desirable to effect the Stock Splits at that time. Such reasons include, among other things:

     * Any change in the nature of the shareholdings of LXU which would result in LXU being unable to reduce the number of record holders of shares of common stock to below 300 as a result of the Stock Splits;

     * Any change in the number of LXU's record holders that would enable LXU to deregister the shares of common stock under the Exchange Act without effecting the Stock Splits;

     * Any change in the number of shares of common stock that will be exchanged for cash in connection with the Stock Splits that would substantially increase the cost and expense of the Stock Splits from what is currently anticipated; or

     * Any adverse change in the financial condition of LXU that would render the Stock Splits inadvisable.

     If the Board decides to withdraw the Stock Splits from the agenda of the special meeting, the Board will promptly notify LXU's shareholders of the decision by mail and by announcement at the special meeting.

ESCHEAT LAWS

     The unclaimed property and escheat laws of each state provide that under circumstances defined in that state's statutes, holders of unclaimed or abandoned property must surrender that property to the state. Shareholders who are entitled to receive cash in connection with the Stock Splits whose addresses are unknown to LXU or who do not surrender their share certificates and request payment of the Repurchase Price, generally will have a period of years from the Effective Date in which to claim the cash payment to which they are entitled. For example, with respect to shareholders whose last known addresses, as shown by the records of LXU, are in Massachusetts, the period is three years. Following the expiration of that three-year period, the relevant provisions of Chapter 200A of the General Laws of Massachusetts would likely cause the cash payments to escheat to the Commonwealth of Massachusetts. For shareholders who reside in other states or whose last known addresses, as shown by the records of LXU, are in states other than Massachusetts, such states may have abandoned property laws which call for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it or
(ii) escheat of such property to the state. Under the laws of such other jurisdictions, the "holding period" or the time period which must elapse before the property is deemed to be abandoned may be shorter or longer than three years. If LXU does not have an address for a stockholder, then the unclaimed cash payment would be turned over to LXU's state of incorporation, the Commonwealth of Massachusetts, in accordance with its escheat laws.


                       FAIRNESS OPINION OF SIMON FINANCIAL

GENERAL

     The Board retained Simon Financial to provide the Fairness Opinion pursuant to an engagement letter dated August 9, 2005. The Fairness Opinion states that, based upon and subject to the assumptions set forth therein, the price to be paid by us to shareholders who own less than 1,000 shares immediately before the Stock Splits is fair, from a financial point of view, as of August 29, 2005. Simon Financial was not involved in structuring the Stock Splits and its opinion does not compare the relative merits of the Stock Splits with those of any other transactions or business strategies which were or may have been or become available to or are considered by LXU or the Board as alternatives to the Stock Splits and does not address the underlying business decision by the Board to proceed with or effect the Stock Splits. The Fairness Opinion is solely for the information of, and directed to, the Board in its evaluation of the Stock
Splits. The Fairness Opinion is not intended to constitute, and does not constitute, a recommendation as to how a shareholder should vote with respect to the approval of the Stock Splits. In furnishing the Fairness Opinion, Simon Financial did not admit that it is an expert within the meaning of the term
"expert" as used in the Securities Act nor did it admit that its Fairness Opinion serves as a "report" or "valuation" within the meaning of those terms under the Securities Act.

     The full text of the Fairness Opinion is attached to this Proxy Statement as EXHIBIT A. The Fairness Opinion is also available for inspection and copying at our principal executive offices located at 3708 E. Columbia Street, Suite 110, Tucson, Arizona 85714-3413 during our regular business hours by any interested shareholder of LXU or representative of such holder who has been so designated in writing. The summary of the Fairness Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the Fairness Opinion. We encourage you to read the Fairness Opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, other matters considered and limits of the review performed by Simon Financial.

     The Board selected Simon Financial to render the Fairness Opinion because Simon Financial has substantial experience in performing valuations of businesses and is knowledgeable and familiar with the operations of LXU and its business. As part of its business, Simon Financial is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuation for corporate and other purposes. LXU paid Simon Financial $25,000 to render the Fairness Opinion. No portion of the fee is contingent upon the consummation of the Stock Splits or the conclusions reached in the opinion. The engagement letter pursuant to which LXU engaged Simon Financial contains provisions requiring LXU to indemnify, defend and hold harmless Simon Financial, its employees, agents, officers, directors, attorneys, shareholders and other affiliates from certain costs, expenses and damages incurred in connection with any claims arising out of the engagement of Simon Financial or the rendering of the opinions contemplated thereby. None of Simon Financials' employees who worked on the Fairness Opinion has any known financial interest in the assets or equity of LXU.

     The Simon Financial opinion was prepared for the information of the LXU Board in connection with its evaluation of the Stock Splits and does not constitute a recommendation to LXU, the Board, or any holder of shares of the common stock of LXU as to whether to enter into the Stock Splits or to take any other action. Simon Financial's opinion and the presentation to the Board was one of the many factors taken into consideration by the Board in making its determination to pursue the Stock Splits. Consequently, the analyses described below should not be viewed as determinative of the opinion of the Board or the management of LXU with respect to the value of LXU or the value of the LXU common stock.

     Simon Financial assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information that was publicly available, supplied or otherwise communicated to it on behalf of LXU. Simon Financial further relied upon the assurances of LXU's management that they are unaware of any facts that would make the information provided to it incomplete or misleading.

     Simon Financial was not requested to make, and did not make, an independent evaluation or appraisal of the assets or collateral securing those assets, properties, facilities or liabilities (contingent or otherwise) of LXU, and was not furnished with any such appraisals or evaluations. Simon Financial's Fairness Opinion is necessarily based upon business, financial, economic, market and other conditions and circumstances existing and disclosed to Simon Financial on the date of the Fairness Opinion. Subsequent developments may affect the conclusions reached in the Fairness Opinion and Simon Financial has no obligation to update, revise or reaffirm the Fairness Opinion.

     In considering the value of the common shares of LXU in connection with the Fairness Opinion, Simon Financial conducted the following three principal analyses: (i) an analysis of the trading value implied by LXU's publicly listed equity securities; (ii) a market-based analysis based on a comparison of LXU with certain publicly traded companies deemed comparable to LXU, as well as an analysis of comparable merger and acquisition transactions and (ii) an income-based analysis that assigns an enterprise value to LXU based on the future discounted cash flows of LXU.

     In rendering the Fairness Opinion, Simon Financial made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. For a detailed description of the reviews, analyses and inquiries conducted by Simon Financial please see EXHIBIT A.

     Simon Financial discussed LXU's current and prospective financial position and recent earnings performance with senior management. Simon Financial identified a comparable group of publicly traded companies engaged in the medical supplies and distribution industry based on size, liquidity, leverage, profitability, growth and diversification. Simon Financial assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly-available and did not verify the accuracy of completeness of this information.

     No company used in any analysis as a comparison is identical to LXU, and they all differ in various ways. As a result, Simon Financial applied its experience and professional judgment in making such analyses. Accordingly, an analysis of the comparable financial indicators is not mathematical; rather it involves complex considerations and judgments concerning differences in financial characteristics, performance characteristics and trading value of the companies to which LXU is being compared. Furthermore, the analyses described below do not purport to be appraisals or to reflect the prices at which the businesses or securities of LXU might actually be sold. The actual sale price, if any, could differ substantially from the values reflected in the analysis described below due, in part, to the presence or lack of synergies or other intangible value that any potential strategic or other buyer of LXU might perceive in connection with any such sale. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. Simon Financial believes that the summary provided and the analyses described below must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Simon Financial may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions. Therefore, the range of valuations resulting from any particular analysis described below should not be taken to be Simon Financial's view of the actual value of LXU. To the contrary, Simon Financial's opinion extends only to its belief that the cash consideration to be received in exchange for fractional shares of the LXU's common stock in connection with the Stock Splits is fair to such holders, as well as remaining shareholders, from a financial point of view.

     The following is a summary of the material financial analyses performed by Simon Financial in connection with the preparation of the Fairness Opinion.
These summaries of financial analyses alone do not constitute a complete description of the financial analyses Simon Financial employed in reaching its conclusions. The order of analyses described does not represent relative importance or weight given to those analyses by Simon Financial. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Simon Financial's financial analyses.

MARKET APPROACH

ANALYSIS OF LXU'S PUBLICLY TRADED SECURITIES

     As part of its analysis, Simon Financial analyzed the trading value of the common stock of LXU. Specifically, the Company's common stock's last recorded day of trading under the ticker PSHC occurred in November 2000 and the last recorded equity trade for Luxtec occurred in March 2001, with the stock closing at $0.01. The Company's common stock is currently quoted on the Pink Sheets at $0.0001, with no active trading. Simon Financial also analyzed the common stock's average daily trading volume to its float and total shares outstanding. Simon Financial then compared LXU's trading volume and float levels to similar comparable publicly traded companies. Finally, Simon Financial considered the lack of analyst coverage for the common stock. Based on these analyses, Simon Financial observed that LXU's common stock trades significantly less actively than the comparable public companies and the common stock has a negligible public float relative to the comparable public companies.

COMPARABLE COMPANIES

     A market valuation approach seeks to determine a level of revenues, cash or earnings that is considered to be representative of the future performance of the company, and capitalizes this figure by an appropriate risk-adjusted rate. The risk-adjusted rate provides an indication of what investors believe to be the fair and reasonable rate of return for a particular security, given the inherent risks of ownership. The most common means of obtaining capitalization rates is through the market comparison method, whereby companies with their stock traded in the public market are selected for comparison purposes and used as a basis for selecting reasonable capitalization rates for the subject company. Capitalization rates obtained in this manner are generally expressed as ratios of various earnings figures (such as earnings before interest, taxes, depreciation and amortization ("EBITDA")).

     Simon Financial reviewed and compared selected financial and stock market information, ratios and multiples of LXU to corresponding financial and stock market information, ratios and multiples for the following group of seven selected publicly-traded companies engaged in the medical supplies and equipment distribution industry:

     *    AmeriSourceBergen;
     *    Cardinal Health, Inc.
     *    Henry Schein, Inc.
     *    McKesson Corporation;
     *    Owens & Minor, Inc.;
     *    Priority Healthcare; and
     *    PPS World Medical.

     The key pricing ratios for the comparable group are shown in the following table:

----------------------------------------------------------------------------------------------------------------------
                                                EBITDA                                         REVENUES
----------------------------------------------------------------------------------------------------------------------
Company                     Latest Twelve Months     Next Fiscal Year       Latest Twelve Months     Next Fiscal Year
----------------------------------------------------------------------------------------------------------------------
AmeriSourceBergen                          10.0x                 9.5x                    0.14x              0.14x
----------------------------------------------------------------------------------------------------------------------
Cardinal Healthcare                        10.6x                   NA                    0.37x              0.34x
----------------------------------------------------------------------------------------------------------------------
Henry Schein, Inc.                         14.6x                12.4x                    0.95x              0.89x
----------------------------------------------------------------------------------------------------------------------
McKesson                                   10.3x                 8.0x                    0.16x              0.22x
----------------------------------------------------------------------------------------------------------------------
Owens & Minor                              10.1x                 9.6x                    0.28x              0.27x
----------------------------------------------------------------------------------------------------------------------
Priority Healthcare                        16.1x                14.0x                    0.66x              0.58x
----------------------------------------------------------------------------------------------------------------------
PSS World Medical                          13.5x                11.0x                    0.69x              0.64x
----------------------------------------------------------------------------------------------------------------------

     Simon Financial concluded that: (a) LXU is significantly smaller than the group of comparable companies in terms of revenues and total assets and is less diversified, (b) LXU is more leveraged than the comparable companies and has less access to capital, and (c) has exhibited stronger historical EBITDA growth, is projected to continue to exhibit stronger revenue and EBITDA growth and is significantly more profitable due to the proprietary nature of many of its Luxtec products. Based on its review of these statistics, Simon Financial concluded that LXU represents a slightly greater investment risk than the comparable companies and would be valued at a discount to such companies as a whole. Consequently, in its considering the value of LXU, Simon Financial selected market multiples below the median for the group of comparable companies.

     This analysis of comparable publicly traded companies, resulted in an indication of enterprise value of LXU ranging from $30.9 million to $32.8 million, as of August 15, 2005

     COMPARABLE TRANSACTIONS

     Simon Financial also employed a market valuation method referred to as the comparable transactions method. Simon Financial estimated the value of LXU common stock by identifying comparable merger and acquisitions transaction multiples, then applying appropriate multiples, based on the observed transactions, to the corresponding operating results of LXU. For purposes of this analysis, Simon Financial analyzed 13 transactions completed between January 1, 2003 and June 30, 2005 and two transactions announced in July 2005. This comparable transaction approach yielded a median multiple of 0.75 times latest twelve month (LTM) revenue and a median multiple of 15.1 times LTM EBITDA

     This analysis of comparable transactions resulted in an indication of enterprise value of LXU ranging from $35.6 million to $38.0 million, as of August 15, 2005.

     No transaction included in the comparable transaction analysis is identical to a transaction LXU may engage in. In evaluating the precedent transactions, Simon Financial made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of LXU. Mathematical analysis, such as determining the average or median, or the high or low, is not itself a meaningful method of using precedent transaction data.

INCOME APPROACH

     This valuation approach relies on the discounted cash flow ("DCF") model, which is based on the premise that the current value of an investment is based on the expected return from future economic benefits. The DCF model discounts projected debt-free net cash flows to their present value at a discount rate that reflects both market based returns and the risks inherent in the specific entity. In order to determine future cash flows, Simon Financial relied on LXU's preliminary financial projections for the fiscal years 2005 through 2008. Simon Financial determined that the appropriate discount rate for LXU is 16.5%, based on an analysis of the cost of equity and weighted average cost of capital for the group of comparable companies as well as a qualitative and quantitative comparison of LXU to the group of comparable companies.

     Specifically, the discount rate reflects a premium to the group of comparable companies based on LXU's restructuring efforts, the demand feature of its line of credit and its capital structure. Based on discussions with management, Simon Financial selected a perpetual growth rate of 7.0%. The DCF model resulted in an indication of enterprise value for LXU ranging from $29.3 million to $32.0 million, as of August 15, 2005.

CONCLUSION

     Based on the market and income approaches, Simon Financial developed indications of LXU's enterprise value and performed additional adjustments to account for the value of LXU's interest bearing debt, cash, non-operating assets and liabilities and LXU's Series G preferred stock. In addition, in considering the per share value of LXU, Simon Financial based its calculation on the number of shares of common stock outstanding, plus all exercisable options and warrants that are "in-the-money" plus the number of common stock equivalents for the Series G Preferred Stock holders on an as converted basis. Based on the factors and methodologies described above and subject to the assumptions and limitations set forth above and in full in the text of the Fairness Opinion, Simon Financial is of the opinion that, as of the date of the Fairness Opinion, the price of $0.19 per share to be paid by LXU to shareholders who own less than 1,000 shares of common stock immediately before the Stock Splits is fair to LXU's shareholders, from a financial point of view.


                         MEETING AND VOTING INFORMATION

     Each properly executed Proxy received prior to the special meeting and not revoked will be voted as directed by the shareholder or, in the absence of specific instructions to the contrary, will be voted "FOR" the approval of the Stock Splits.

TIME AND PLACE

     The special meeting will be held on [Meeting Date], at [Meeting Time], at the [Meeting Place].

REVOKING YOUR PROXY

     Without affecting any vote previously taken, you may revoke your Proxy by either (i) submitting a later dated proxy or a written revocation which is received by us before the Proxy is exercised or (ii) by attending the special meeting and voting in person or giving notice of revocation in open meeting before the Proxy is exercised. Attending the special meeting will not, by itself, revoke a Proxy.

RECORD DATE

     Only LXU shareholders of record at the close of business on September 30, 2005, are entitled to vote at the special meeting. Each LXU common shareholder is entitled to cast one vote for each share of common stock owned on the record date. Each Series G preferred shareholder is entitled to cast 100 votes for each share of Series G preferred stock owned on the record date. According to LXU's records, as of the record date, there were 29,104,085 shares of common stock outstanding and entitled to vote at the special meeting, and there were 22,250,100 shares of Series G preferred stock outstanding and entitled to vote at the special meeting.

QUORUM AND REQUIRED VOTE

     The presence at the special meeting in person or by proxy of the holders of at least a majority of the issued and outstanding shares of common stock as of the Record Date is necessary to establish a quorum to conduct business at the special meeting.

     Under Massachusetts law and LXU's Articles, the affirmative vote of: (i) two-thirds of the shares of common stock and Series G preferred stock, voting together; (ii) two-thirds of the shares of common stock, voting separately; and
(iii) 60% of the shares of Series G preferred stock, voting separately, is required to approve an amendment to the Articles effecting the Stock Splits. Our Related Persons together own approximately 84% of our shares of common stock and Series G preferred shares outstanding and entitled to vote at the special meeting, approximately 72% of our shares of common stock outstanding and entitled to vote at the special meeting, and approximately 100% of our Series G preferred shares outstanding and entitled to vote at the special meeting. Our Related Persons have indicated that they intend to vote in favor of the Stock Splits.

     Shareholders holding shares of common stock in "street name" should review the information provided to them by their nominee (such as a broker or bank). This information will describe the procedures to follow to instruct the nominee how to vote the street name shares and how to revoke previously given instructions. The proposal to approve the Stock Splits is a "non-discretionary" item, meaning that nominees cannot vote shares of common stock in their discretion on behalf of a client if the client has not given them voting instructions. Shares held in street name that are not voted by brokerage firms or other nominees are referred to as "broker non-votes."

     Broker non-votes and abstentions are counted toward the establishment of a quorum for the special meeting. However, because the affirmative votes of the number of outstanding common and preferred shares indicated above is necessary to approve the Stock Splits, broker non-votes and abstentions will have the same effect as a vote "AGAINST" the proposal to approve the Stock Splits. The Board urges you to complete, date and sign the enclosed Proxy and to return it promptly in the enclosed postage prepaid envelope so that a quorum can be assured for the special meeting and your shares of common stock can be voted as you wish.

SOLICITATION AND COSTS

     The enclosed Proxy is solicited on behalf of the Board. Proxies may be solicited by the directors, officers and other employees of LXU, in person or by telephone, telegraph or mail only for use at the special meeting. LXU will bear the costs of preparing, assembling, printing and mailing this document and the enclosed Proxy and all other costs of the Board's solicitation of proxies for the special meeting. Brokerage houses and other nominees, fiduciaries, and custodians nominally holding shares of common stock as of the record date will be requested to forward proxy soliciting material to the beneficial owners of such shares of common stock, and will be reimbursed by us for their reasonable expenses.

     The consummation of the Stock Splits is estimated to cost approximately $180,000, including costs of advisors, of which approximately $24,000 is anticipated to be paid for repurchases of fractional shares. We intend to finance the Stock Splits and the related repurchase of fractional shares by using cash on hand. The following is an estimate of the total costs expected to be incurred by us in connection with the Stock Splits and the solicitation of proxies for the special meeting. Final costs may be higher or lower than the estimates shown below.

         Item                                                Approximate Cost
         ----                                                ----------------
         Legal fees                                                 $  90,000
         Fairness opinion fees                                         25,000
         Accounting fees                                               15,000
         Printing, mailing and other costs                             15,000
         Transfer agent fees                                           10,000
         Repurchase of fractional shares of common stock               24,000
         Filing fees                                                    1,000
                                                                     --------
         Total                                                       $180,000
                                                                     ========

                              INFORMATION ABOUT LXU

BUSINESS OF LXU

     We are a specialty medical products sales, marketing and manufacturing company. We sell a broad portfolio of differentiated specialty medical products, some of which we manufacture, to hospitals and surgery centers nationwide through a dedicated organization of sales and marketing professionals. We engage in two primary businesses: Specialty Medical Distribution and the Manufactured Products Division or Manufactured Products. Within the Specialty Medical Distribution business, we divide our business into Surgical and Critical Care. The Surgical segment is a regional sales and marketing organization that markets and sells a large number of surgical products primarily to hospitals and surgery centers in the midwestern, mid-atlantic and southeastern United States. The Critical Care segment is a regional sales and marketing organization that sells a large number of products primarily to hospitals and surgery centers in the southeastern and northeastern United States. We operate the Manufactured Products business through our Luxtec division, which designs, manufactures and markets fiber optic headlight and video camera systems, light sources, cables, retractors and surgical and other custom-made equipment for the medical and dental industries.

     Our principal offices are located at 3708 E. Columbia Street, Suite 110, Tucson, Arizona 85714-3413, and our phone number at that address is (520) 512-1100.

MANAGEMENT OF LXU

     Board of Directors and Executive Officers. Our Board is comprised of three members, one of whom is also Chief Executive Officer. Information regarding LXU's current directors and executive officers is set forth below.

     * William H. Lomicka has served on our Board since March 2, 2000. Mr. Lomicka is the Chairman of Coulter Ridge Capital, a private investment firm. From 1989 to 1999, Mr. Lomicka was President of Mayfair Capital, a private investment firm. Mr. Lomicka, formerly the Senior V.P. of Finance of Humana, Inc., presently serves on the boards of numerous companies, both public and private. Representative companies include:
          Counsel Corporation, Pomeroy IT Solutions, Inc., Broadband Laboratories, Medventure Technologies, and Merit Health Systems. Mr. Lomicka graduated from the College of Wooster in Wooster, Ohio, and earned his M.B.A. from The Wharton School of the University of Pennsylvania.

     * Larry H. Coleman, Ph.D., has served on our Board since March 2, 2001. Dr. Coleman is the founder and President of Coleman Swenson Booth Inc., a private venture capital fund established in 1986. Dr. Coleman began his venture capital career in 1983 as President of HCA Capital, a wholly-owned subsidiary of HCA, Inc. Dr. Coleman has served as a director on the boards of over 25 companies. Dr. Coleman graduated from the University of North Carolina with an A.B. and earned his Ph.D. from the University of South Dakota.

     * Joseph H. Potenza has served on our Board since September 1, 2003. Prior to joining LXU, Mr. Potenza held senior management positions with McKesson Corporation as Vice President of the Corporate Program and with Medibuy where he was responsible for the National Accounts and Corporate Program. From 1977 to 1997, Mr. Potenza developed his career with American Hospital Supply Corporation/Baxter Healthcare Corporation, culminating as Eastern Region President, running a $750 million distribution business with 650 employees and seven distribution facilities. He received a Bachelor of Arts degree in English from Norwich University and a Master of Arts degree in Management from Central Michigan University. Mr. Potenza is currently the President and Chief Executive Officer of LXU.

     The Board has determined that Messrs. Coleman and Lomicka are "independent directors" under New York Stock Exchange standards that would apply if our securities were listed on such exchange.

     Each director and executive officer may be contacted at LXU's address at 3708 E. Columbia Street, Suite 110, Tucson, Arizona 85714-3413, and the phone number at that address is (520) 512-1100. Each director and executive officer is a United States citizen.

     To LXU's knowledge, none of LXU's executive officers or directors has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     The Stock Splits will not impact LXU's Related Persons differently from unaffiliated holders of shares of common stock. The executive officers and directors of LXU will receive no additional or special benefit not shared on a pro rata basis by all other holders of the shares of common stock. If the Stock Splits are implemented, the executive officers and directors of LXU will not experience any material increase in their percentage ownership of shares of common stock. Please see the sections entitled "SPECIAL FACTORS - Fairness of the Stock Splits."

     SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND OWNERS OF 5% OF OUR COMMON STOCK. The following table provides certain information regarding the number of shares of common stock and preferred stock owned by LXU's directors and executive officers and persons known to beneficially own five percent or more of the outstanding shares of common stock as of the record date, in each case, as if preferred shares are converted into the underlying common stock and options and warrants for common stock are exercised.

                             SERIES G PREFERRED
                                  SHARES(1)                      COMMON STOCK(2)
                             ----------------------     --------------------------------
                               Common
                             -----------
                               Stock                                                            Total
                             -----------                                                       -------
                              Underlying                                                        Common
                             -----------                                                       -------
                              Preferred                                                          Stock
                             -----------                                                       -------
      Shareholder              Shares       Options       Shares      Options    Warrants      Equivalents       Percentage
      -----------              ------       -------       ------      -------    --------      -----------       ----------


William H. Lomicka..........    546,875                    808,022      30,605           -       1,385,502         1.9%

Larry H. Coleman............          -                          -                       -               -         0.0%

Joseph H. Potenza...........          -                          -   1,448,837           -       1,448,837         2.0%

GE Capital Equity
Investments, Inc............ 12,500,000                  8,672,389       3,721   8,654,456      29,830,566        41.7%

Coleman Swenson Hoffman
Booth IV L.P................  7,718,750                  7,953,445      23,721           -      15,695,916        21.9%

Webbmont Holdings L.P.......  1,484,375                  3,420,829       7,442           -       4,912,646         6.9%

Bradford Walker.............        100     749,900             50   3,249,950           -       4,000,000         5.6%

Geneva Middle Market
Investors...................          -           -      2,065,349               1,041,344       3,106,693         4.3%


(1) Each share of Series G preferred stock is convertible into 100 shares of common stock
(2) Reflects the exercise of warrants to purchase 6,728,941 shares of common stock on or about August 31, 2005.

     None of the shares of common stock owned by our directors, executive officers or persons owning five percent or more of our common stock will be cashed out in the Stock Splits.

     On or about August 31, 2005, certain of our Related Persons exercised warrants for the purchase of shares of our common stock at $0.01 per share, with the exception of GE Capital Equity Investments, Inc., which exercised the warrants on a net issue exercise basis. Mr. Lomicka exercised warrants for 186,694 shares of common stock, Mr. Coleman exercised warrants for 4,380,356 shares of common stock, Webbmont Holdings, L.P. exercised warrants for 1,456,876 shares of common stock and GE Capital Equity Investments, Inc. exercised 744,183 warrants in exchange for 705,015 shares of common stock. The directors and executive officers of LXU have not engaged in any other transactions involving the shares of LXU common stock in the past 60 days.

MARKET PRICE AND DIVIDEND INFORMATION

     Our common stock trades, if it all, under the symbol "LXUH." There have been no reported trades of shares of our common stock since November 16, 2000. We are not aware of any private sales of the shares of common stock.

     We have not paid any cash dividends on our common stock since our inception, and the Board does not contemplate doing so in the foreseeable future. The Board currently intends to retain any future earnings for use in expanding our business. We may not declare or pay any dividend without the consent of our lenders and our preferred stockholders. In addition, we are restricted from paying dividends on the shares of common stock until we have paid the accumulated dividends due to the holders of the Series G preferred stock. As of the record date, the amount of that accumulated dividend was approximately $1,867,488.

     In addition to the foregoing restriction, dividends may be paid only when declared by the Board, in its sole discretion, based on our financial condition, results of operation, market conditions and such other factors as it may deem appropriate.

COMMON SHARE REPURCHASE INFORMATION

     LXU has not repurchased any of its shares of common stock during the past two years.

                              FINANCIAL INFORMATION

SUMMARY HISTORICAL FINANCIAL INFORMATION

     The following summary consolidated financial information was derived from LXU's audited consolidated financial statements as of and for each of the years ended June 30, 2004 and 2003 and from unaudited consolidated interim financial statements as of and for the nine months ended March 31, 2005 and 2004. The statement of operations data for the nine months ended March 31, 2005 is not necessarily indicative of results for a full year. This financial information is only a summary and should be read in conjunction with our historical financial statements and the accompanying footnotes, which are incorporated herein by reference into this document. Please see the section entitled "Incorporation of Certain Documents by Reference."


                                             NINE MONTHS ENDED MARCH 31                 YEAR ENDED JUNE 30
                                         -----------------------------------    -----------------------------------
                                                2005              2004                2004              2003
                                         ------------------- ---------------    ----------------- -----------------
RESULTS OF OPERATIONS
Net Revenues                                    $40,404,660     $36,956,476          $48,763,006       $46,360,019
Gross Profit                                     14,631,305      13,481,133           17,731,306        17,062,447
Operating Income                                  3,150,478       1,976,913            2,531,733         1,407,829
Income (loss) from continuing
   operations before extraordinary items
   and cumulative effect of a change in
   accounting principle                           2,549,370       1,175,810            2,177,213           777,990
Net Income from Discontinued
   Operations                                                                                               47,867
Cumulative Effect of Change in
   Accounting Principle- Goodwill
   Impairment                                                                                          (4,454,656)
Net Income (Loss)                                 2,549,370       1,175,810            2,177,213       (3,628,799)

PER SHARE DATA
Net income (loss) per share:
  Basic                                               $0.00         $(0.06)              $(0.05)           $(0.31)
  Diluted                                             $0.00         $(0.06)              $(0.05)           $(0.31)

Weighted average shares used in
computation of net income (loss) per
share
  Basic                                          22,375,144      22,375,125           22,375,130        21,059,853
  Diluted                                        22,375,144      22,375,125           22,375,130        21,059,853


Dividends per share                                    -               -                    -                 -
Book value per share                                 $0.27

FINANCIAL CONDITION
Current Assets                                  $14,974,330     $13,828,576          $12,904,569       $14,359,135
Noncurrent Assets                                16,860,582      17,047,965           16,994,677        17,305,405
Total Assets                                     31,834,912      30,876,541           29,899,246        31,664,540
Current Liabilities                              10,614,674      13,184,558           11,215,746        15,152,289
Noncurrent Liabilities                               98,500         121,017              111,132           127,129
Total Liabilities                                10,713,174      13,305,575           11,326,878        15,279,418
Series G, Redeemable, Convertible
   Preferred Stock                               15,084,681      11,695,431           12,534,619         9,166,371
Stockholder's Equity                              6,037,057       5,873,063            6,037,749         7,218,751

KEY FINANCIAL RATIOS
Return on stockholder's equity                        42.2%           20.0%                36.1%            -50.3%
Return on assets                                       8.0%            3.8%                 7.3%            -11.5%
Ratio of earnings to fixed charges                     7.75            2.96                 3.84              1.87

     LXU's book value per share, as set forth above, has been derived from financial statements prepared by LXU's management relating to the fiscal periods set forth above.

PRO FORMA FINANCIAL INFORMATION

     If the Stock Splits are completed, shareholders who receive cash will receive $0.19 per common share held immediately prior to the Stock Splits. We estimate that the repurchase of these fractional shares will cost approximately $24,000. In addition, we estimate we will incur approximately $156,000 in professional fees, printing costs and other related expenses in the Stock Splits, for a total cost of approximately $180,000 in connection with the Stock Splits. We do not expect that the Stock Splits, or our use of approximately $180,000 to complete the Stock Splits, will have any material adverse effect on our capitalization, liquidity, results of operations or cash flow. Please see the section entitled "MEETING AND VOTING INFORMATION -- Solicitation and Costs." We expect to finance the Stock Splits with cash on hand.

     We expect that, as a result of the Stock Splits and the cashing out of fractional shares of common stock held by the cashed out shareholders:

     *    Our   aggregate   shareholders'   equity   would  have   changed  from
          approximately $6,037,057 (as of March 31, 2005) to approximately $5,857,057; and

     * Book value per common share decreased to $0.26 per share, assuming the cash out of fractional shares of common stock had occurred on March 31, 2005.

     The following pro forma consolidated information has been derived from LXU's financial statements. The financial statements for the year ended June 30, 2004 have been audited by independent registered public accountants. The financial statements for the nine months ended March 31, 2005 and 2004 are unaudited. In the opinion of LXU's management, the unaudited financial information has been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of these quarters.

     The pro forma consolidated financial information has been prepared based upon the assumption that the Stock Splits were completed effective the first day of the period presented for the income statement and as of the date of the balance sheet, and all fractional shares of common stock under one whole share are repurchased. This pro forma consolidated financial information is not necessarily indicative of the results that would have occurred had the Stock Splits actually taken place at the respective time periods specified nor do they purport to project the results of operations for any future date or period. Based on information from various external sources, LXU believes that approximately 127,102 pre-split shares of common stock will be repurchased at $0.19 per common share for a total purchase price of approximately $24,000.

     The pro forma results are not indicative of future results because LXU's public reporting costs for the periods presented include only the historic public reporting costs and do not include anticipated future costs. Further, these results exclude $313,000 in recurring cost savings and $665,000 in one-time cost savings due to our no longer being an Exchange Act reporting company.

     The unaudited pro forma financial information should be read in conjunction with our historical financial statements and the accompanying footnotes, which are incorporated herein by reference into this document. Please see the section entitled "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                                     LXU HEALTHCARE, INC.
                                    PRO FORMA CONSOLIDATED BALANCE SHEET -- UNAUDITED
                                                     (at March 31, 2005)

                                                                                          PRO-FORMA                   PRO-FORMA
ASSETS                                                                 HISTORICAL         ADJUSTMENTS                  COMBINED
CURRENT ASSETS:
  Cash and cash equivalents                                          $      47,636                                   $      47,636
  Accounts receivable, net of allowance for doubtful accounts of
     approximately $49,000                                               6,672,708                                       6,672,708
  Inventories, net                                                       7,948,328                                       7,948,328
  Income taxes receivable                                                  157,781                                         157,781
  Prepaid expenses and other current assets                                147,877                                         147,877
                                                                     ---------------------------------------------------------------
     Total current assets                                               14,974,330                  -                   14,974,330
PROPERTY AND EQUIPMENT - Net                                               772,328                                         772,328
INTANGIBLE ASSETS, net of accumulated amortization of
   approximately $251,000                                                   53,658                                          53,658
GOODWILL - Net                                                          15,956,883                                      15,956,883
OTHER ASSETS                                                                77,713                                          77,713
                                                                     ---------------------------------------------------------------
TOTAL                                                                $  31,834,912           $      -                $  31,834,912
                                                                     ===============================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                       4,306,511                                       4,306,511
  Accrued expenses                                                       1,596,852                                       1,596,852
  Customer deposits                                                        177,138                                         177,138
  Line of credit                                                         4,485,828           $ 180,000  (1)(2)           4,665,828
  Current portion of long-term debt                                         17,942                                          17,942
  Current portion of capital lease obligations                              30,403                                          30,403
                                                                     ---------------------------------------------------------------
     Total current liabilities                                          10,614,674             180,000                  10,794,674
CAPITAL LEASE OBLIGATIONS, net of current portion                           23,131                                          23,131
LONG-TERM DEBT, net of current portion                                      75,369                                          75,369
                                                                     ---------------------------------------------------------------
TOTAL LIABILITIES                                                       10,713,174             180,000                  10,893,174
SERIES G REDEEMABLE, CONVERTIBLE PREFERRED
STOCK-
  no par value - authorized, 230,000 shares; issued and
  outstanding, 222,501 shares; aggregate liquidation preference
  $15,772,722                                                           15,084,681                                      15,084,681
STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY):
  Common Stock, $0.01 par value - authorized 75,000,000 shares;
  issued and outstanding 22,375,144 shares.                                223,751              (1,271)  (1)               222,480
  Additional paid-in capital                                            31,372,665             (22,878)  (1)            31,349,787
  Accumulated deficit                                                  (25,559,359)           (155,851)  (2)           (25,715,210)
                                                                     ---------------------------------------------------------------
     Net stockholders' equity (capital deficiency)                       6,037,057            (180,000)                  5,857,057
                                                                     ---------------------------------------------------------------

TOTAL                                                                   31,834,912           $      -                $  31,834,912
                                                                     ===============================================================

Book value per share                                                  $       0.27           $   (0.01)              $        0.26
                                                                     =============          =============            =============

(1) Represents cash draw from credit revolver to pay for fractional shares of $24,149.
(2) Represents estimated cash paid for expenses of Stock Splits of $155,851.

                                               LXU HEALTHCARE, INC.
                                    PRO FORMA INCOME STATEMENT -- UNAUDITED
                                      (NINE MONTHS ENDED MARCH 31, 2005)


                                                                             Pro-Forma            Pro-Forma
                                                              HISTORICAL    ADJUSTMENTS           COMBINED
                                                            -------------- ---------------      --------------

  Net product sales                                           $38,537,396                         $38,537,396
  Commission and service revenues                               1,867,264                           1,867,264
                                                            --------------                      --------------
NET SALES                                                      40,404,660                          40,404,660

COST OF SALES                                                  25,773,355                          25,773,355
                                                            --------------                      --------------

GROSS PROFIT                                                   14,631,305                          14,631,305

OPERATING EXPENSE
  Selling expenses                                              6,138,043                           6,138,043
  General and administrative expenses                           5,098,763      $(105,000)  (1)      4,993,763
  Depreciation and amortization expenses                          244,021                             244,021

                                                            -------------- --------------       --------------
    TOTAL OPERATING EXPENSE                                    11,480,827       (105,000)          11,375,827

OPERATING INCOME                                                3,150,478         105,000           3,255,478

INTEREST EXPENSE - Net                                          (362,164)                           (362,164)

OTHER EXPENSE                                                   (223,094)                           (223,094)
                                                            -------------- ---------------      --------------

INCOME FROM CONTINUING OPERATION
BEFORE INCOME TAX PROVISION                                     2,565,220         105,000           2,670,220

INCOME TAX PROVISION                                             (15,850)                            (15,850)
                                                            -------------- ---------------      --------------

NET INCOME                                                      2,549,370         105,000           2,654,370

DIVIDEND ON PREFERRED STOCK                                   (2,550,062)                         (2,550,062)
                                                            -------------- ---------------      --------------

NET INCOME (LOSS) AVAILABLE FOR COMMON STOCKHOLDERS           $     (692)        $105,000         $   104,308
                                                            ============== ===============      ==============
NET INCOME/(LOSS) PER SHARE AVAILABLE FOR COMMON
STOCKHOLDERS:
  Basic                                                       $         -                         $         -
                                                            ==============                      ==============
  Diluted                                                     $         -                         $         -
                                                            ==============                      ==============

WEIGHTED AVERAGE SHARES USED IN COMPUTATION
OF INCOME (LOSS) PER SHARE
  Basic                                                        22,375,144       (127,102)          22,248,042
                                                            ==================================================
  Diluted                                                      22,375,144       (127,102)          22,248,042
                                                            ==================================================

(1) Includes anticipated historical cost savings estimated to be realized as a result of no longer being a public company totaling $105,000 for the nine month period. These costs include accounting, legal filing, printing and other expenses.

                                               LXU HEALTHCARE, INC.
                                    PRO FORMA INCOME STATEMENT -- UNAUDITED
                                      (NINE MONTHS ENDED MARCH 31, 2005)

                                                                                    Pro-Forma          Pro-Forma
                                                                     Historical    Adjustments          Combined
                                                                    ------------- -------------       -------------

Net product sales                                                    $45,660,102                       $45,660,102
Commission and service revenues                                        3,102,904                         3,102,904
                                                                    -------------                     -------------
NET SALES                                                             48,763,006                        48,763,006

COST OF SALES                                                         31,031,700                        31,031,700
                                                                    -------------                     -------------

GROSS PROFIT                                                          17,731,306                        17,731,306

OPERATING EXPENSE
  Selling expenses                                                     8,160,206                         8,160,206
  General and administrative expenses                                  6,541,025     $(140,000)  (1)     6,401,025
  Depreciation and amortization expenses                                 493,525                           493,525
  Restructuring/Disposal expenses                                          4,817                             4,817

                                                                    ------------- --------------      -------------
    TOTAL OPERATING EXPENSE                                           15,199,573      (140,000)         15,059,573

OPERATING INCOME                                                       2,531,733        140,000          2,671,733

INTEREST EXPENSE - Net                                                 (736,776)                         (736,776)

OTHER INCOME                                                             382,256                           382,256
                                                                    ------------- --------------      -------------

INCOME FROM CONTINUING OPERATION
BEFORE INCOME TAX BENEFIT (PROVISION)                                  2,177,213        140,000          2,317,213

INCOME TAX BENEFIT (PROVISION)                                                 0                                 0
                                                                    ------------- --------------      -------------

NET INCOME                                                             2,177,213        140,000          2,317,213

DIVIDENDS ON PREFERRED STOCK                                         (3,368,216)                       (3,368,216)
                                                                    ------------- --------------      -------------

NET INCOME (LOSS) AVAILABLE FOR COMMON STOCKHOLDERS                 $(1,191,003)       $140,000       $(1,051,003)
                                                                    ============= ==============      =============

NET INCOME/(LOSS) PER SHARE AVAILABLE FOR COMMON STOCKHOLDERS:
  Basic                                                                  $(0.05)                           $(0.05)
                                                                    =============                     =============
  Diluted                                                                $(0.05)                           $(0.05)
                                                                    =============                     =============

WEIGHTED AVERAGE SHARES USED IN COMPUTATION
OF INCOME (LOSS) PER SHARE
  Basic                                                               22,375,130      (127,102)         22,248,028
                                                                    ===============================================
  Diluted                                                             22,375,130      (127,102)         22,248,028
                                                                    ===============================================

(1) Includes anticipated historical cost savings estimated to be realized as a result of no longer being a public company totaling $105,000 for the nine month period. These costs include accounting, legal filing, printing and other expenses.

                              AVAILABLE INFORMATION

     The Stock Splits will constitute a "going-private" transaction under Rule 13e-3 of the Exchange Act. Accordingly, LXU has filed a Schedule 13E-3 in connection with the proposed Stock Splits. As permitted by the rules and regulations of the SEC, this Proxy Statement does not contain all of the information set forth in the Schedule 13E-3. Copies of the Schedule 13E-3 are available for inspection and copying at LXU's principal executive offices during regular business hours by any interested shareholder of LXU, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request addressed to LXU Healthcare, Inc., 3708 E. Columbia Street, Suite 110, Tucson, Arizona 85714-3413.

     LXU is currently subject to the information requirements of the Exchange Act, and in accordance therewith, files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. Copies of such reports, proxy statements and other information, as well as the Schedule 13E-3, may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's internet address at "www.sec.gov."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this document, except for any information superseded by information contained directly in this document.

     This Proxy Statement incorporates by reference the following documents that we have previously filed with the SEC, copies of which are being delivered to you with this document. They contain important information about LXU and its financial condition.

     * Our Annual Report on Form 10-K/A (Amendment No. 2) for the year ended June 30, 2004; and

     *    Our  Quarterly  Report on Form 10-Q for the  quarter  ended  March 31,
          2005.

     *    Our Current Report on Form 8-K dated July 29, 2005.

     We also incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this document and the date of the special meeting.

     We will provide, without charge, upon the written or oral request of any person to whom this document is delivered, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference, without exhibits unless such exhibits are also incorporated by reference in this document. You may obtain a copy of these documents and any amendments thereto by written request addressed to LXU Healthcare, Inc., 3708 E. Columbia Street, Suite 110, Tucson, Arizona 85714-3413.

                   PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

     Shareholders of LXU desiring to submit proposals to be considered for inclusion in LXU's proxy statement and form of proxy for the 2005 Annual Meeting of Shareholders must provide their proposals by certain deadlines. To be included in the 2005 proxy materials, a shareholder proposal must have been received by LXU no later than July 16, 2005. If a shareholder intends to present a proposal at the 2005 Annual Meeting and the proposal was not included in the proxy materials, LXU's management proxies for the 2005 Annual Meeting will be entitled to vote on such proposal in their discretion, despite the exclusion of any discussion of the matter in the proxy materials, if the proposal is received by LXU no later than September 30, 2005. If the date of the 2005 Annual Meeting is changed by more than 30 days from the date of the 2004 Annual Meeting, which was held on December 10, 2004, then the deadline for submission of shareholder proposals to be considered for inclusion in LXU's proxy statement and form of proxy for the 2005 Annual Meeting shall be a reasonable time before LXU begins to print and mail its proxy materials.

     The Board is not aware of other matters that are likely to be brought before the special meeting. However, in the event that any other matters properly come before the special meeting, the persons named in the enclosed proxy are expected to vote the shares of common stock represented thereby on such matters in accordance with their best judgment.

                                    EXHIBIT A

                       FAIRNESS OPINION OF SIMON FINANCIAL

                              SIMON FINANCIAL, INC.
                              ---------------------

      11636 MONTANA AVENUE, SUITE 210 LOS ANGELES, CA 90049 (310) 207-1395
                            WWW.SIMON-FINANCIAL.COM


August 29, 2005


Mr. Joseph Potenza
Director
Board of Directors of LXU Healthcare, Inc.
3708 East Columbia Street
Tucson, AZ  85714


Dear Board of Directors:

We understand that the Board of Directors is considering an amendment to the Articles of Organization of LXU Healthcare, Inc., formerly PrimeSource Healthcare, Inc., ("LXU" or the "Company") to effect a 1-for-1,000 reverse stock split of LXU's common stock, and the repurchase of all shares from shareholders holding fewer than 1,000 shares of LXU common stock prior to the reverse stock split, followed immediately by an amendment to LXU's Articles of Organization to effect a 1,000-for-1 forward stock split of LXU's common stock (collectively, the "Stock Splits"). As a result of the Stock Splits, each shareholder owning fewer than 1,000 shares of common stock of LXU immediately prior to the Stock Splits (the "Shareholders") will receive $0.19 per share in cash for each share of LXU common stock owned by such Shareholders immediately prior to the Stock Splits (the "Consideration") and will no longer be a shareholder of LXU. We further understand that as a result of the Stock Splits, the Company will effect a de-registration of its common stock.

You have requested our opinion (the "Opinion") as to the fairness, from a financial point of view, to the Shareholders of the Company of the Consideration to be received by such Shareholders as a result of the Stock Splits. The Opinion does not address the Company's underlying business decision to effect the Stock Splits. We have not been requested to, and have not, negotiated the Stock Splits or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

* Held discussions with certain members of the management team of the Company to discuss the financial conditions, future prospects and projected operations and performance of the Company as of the Valuation Date;

* Reviewed a prior appraisal of the Company's three reporting units, dated June 30, 2004, and a prior appraisal of the Company's common stock, dated January 31, 2005, prepared by Simon Financial;

* Reviewed the Company's SEC Form 10K/A (Amendment No. 2) for the fiscal years ended June 30, 2004 and June 30, 2003 and SEC Form 10Q for the quarter ended March 31, 2005;

* Reviewed the Company's internally prepared consolidated income statement and balance sheet for the fiscal year ended June 30, 2005;

* Reviewed the LXU Healthcare FY 2006 Operating Plan, Final Revision dated July, 14, 2005;

* Reviewed the preliminary internal financial projections for the four fiscal years ended June 30, 2008;

* Reviewed a copy of the PrimeSource Healthcare Confidential Information Memorandum, dated September 2003, and prepared by Asante Partners;

* Reviewed certain correspondence between the Company and DW Healthcare Partners, L.P., dated November 17, 2004;

* Reviewed the Discussion Materials prepared by Jefferies & Company, and dated July 25, 2005;

*    Reviewed the presentation  prepared by Shattuck Hammond Partners,  entitled
     Overview  of  Shattuck   Hammond   Partners  and  Discussion  of  Strategic
     Alternatives, dated July 25, 2005;

*    Reviewed the presentation prepared by Burnham Securities,  Inc., dated June
     2005;

* Reviewed the presentation prepared by William Blair & Company, dated February 10, 2005;

*    Reviewed the Strategic Options Assessment Study, prepared by the Company;

* Reviewed the Certificate of Vote of Directors Establishing a Class or Series of Stock, dated August 6, 2002;

* Reviewed the schedule of Options Outstanding by Optionee, as of December 31, 2004, and PrimeSource Healthcare Warrants, prepared by Company's management;

* Reviewed the LXU Healthcare, Inc. Equity Capitalization draft as of June 30, 2005, and schedule of Total Dividends and Accretion for the Series G Stock, as of June 30, 2005;

* Reviewed a draft copy of the Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934;

* Reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company; and

*    Conducted such other studies, analyses and inquiries as deemed appropriate.


We have relied upon and assumed, with your consent and without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, on both a stand alone and pro-forma basis, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us. We have assumed that the Stock Splits will be consummated in accordance with the terms of the draft LXU Healthcare, Inc. Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 and that all governmental or other approvals or consents necessary for the consummation of the Stock Splits will be obtained without any adverse effect on the Company or on the expected benefits of the Stock Splits in any way material to our analysis. We have not considered any benefits that may inure to any shareholder of the Company as a result of the Stock Splits or any related transactions other than in such person's capacity as a shareholder of the Company.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration being paid by the Company is fair to the Shareholders, from a financial point of view.

Respectfully Submitted,

/s/ Simon Financial, Inc.
-------------------------

SIMON FINANCIAL, INC.


                                                              EXHIBIT B

                                                FORM OF REVERSE STOCK SPLIT AMENDMENT

                                                             ARTICLE III

     State the total number of shares and par value,** if any, of each class of stock that the corporation is authorized to issue. If only one class or series is authorized, it is not necessary to specify any particular designation.
------------------------------------------    ---------------------------------------------------------------------------
            WITHOUT PAR VALUE                                            WITH PAR VALUE
------------------------------------------    ---------------------------------------------------------------------------
   TYPE           NUMBER OF SHARES              TYPE           NUMBER OF SHARES                    PAR VALUE
-----------     --------------------------    -----------      -------------------------    -----------------------------
CNP             0                              PWP              500,000                        $1.00
-----------     --------------------------    -----------      -------------------------    -----------------------------
PNP             10,000,000                     CWP              75,000                         $.00001
-----------     --------------------------    -----------      -------------------------    -----------------------------


                                   ARTICLE IV

The total number of shares of all classes of stock which LXU Healthcare,  Inc. (the "CORPORATION")  shall have authority to issue shall be 10,575,000 shares,  consisting of (i) 75,000 shares of the Corporation's common stock,  $0.00001 value per share ("COMMON  STOCK"),  (ii) 500,000 shares of the  Corporation's  preferred stock, par value $1.00 per share (the
"PAR VALUE PREFERRED STOCK"),  and (iii) 10,000,000 shares of the Corporation's  preferred stock, no par value per share
(the "NO PAR VALUE PREFERRED STOCK" and together with the Par Value Preferred Stock, the "PREFERRED STOCK").



----------------
** G.L. c. 156D eliminates the concept of par value. See Section 6.21 and the comments relative thereto.

                                    EXHIBIT C

                      FORM OF FORWARD STOCK SPLIT AMENDMENT

                                   ARTICLE III

     State the total number of shares and par value,** if any, of each class of stock that the corporation is authorized to issue. If only one class or series is authorized, it is not necessary to specify any particular designation.

------------------------------------------    ---------------------------------------------------------------------------
            WITHOUT PAR VALUE                                            WITH PAR VALUE
------------------------------------------    ---------------------------------------------------------------------------
   TYPE           NUMBER OF SHARES              TYPE           NUMBER OF SHARES                    PAR VALUE
-----------     --------------------------    -----------      -------------------------    -----------------------------
CNP             0                              PWP              500,000                        $1.00
-----------     --------------------------    -----------      -------------------------    -----------------------------
PNP             10,000,000                     CWP              75,000,000                     $.01
-----------     --------------------------    -----------      -------------------------    -----------------------------


                                   ARTICLE IV

The total number of shares of all classes of stock which LXU Healthcare, Inc. (the "CORPORATION") shall have authority to issue shall be 85,500,000 shares, consisting of (i) 75,000,000 shares of the Corporation's common stock, $0.01 value per share ("COMMON STOCK"), (ii) 500,000 shares of the Corporation's preferred stock, par value $1.00 per share (the "PAR VALUE PREFERRED STOCK"), and (iii) 10,000,000 shares of the Corporation's preferred stock, no par value per share (the "NO PAR VALUE PREFERRED STOCK" and together with the Par Value Preferred Stock, the "PREFERRED STOCK").




** G.L. c. 156D eliminates the concept of par value. See Section 6.21 and the comments relative thereto.

                                   APPENDIX A

                       CHAPTER 156D. BUSINESS CORPORATIONS

                                     PART 13

                                 SUBDIVISION A.

                 RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES


SECTION 13.01. DEFINITIONS

  In this PART the following words shall have the following meanings unless the context requires otherwise:

  "Affiliate", any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control of or with another person.

  "Beneficial shareholder", the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

  "Corporation", the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections 13.22 to 13.31, inclusive, includes the surviving entity in a merger.

  "Fair value", with respect to shares being appraised, the value of the shares immediately before the effective date of the corporate action to which the shareholder demanding appraisal objects, excluding any element of value arising from the expectation or accomplishment of the proposed corporate action unless exclusion would be inequitable.

  "Interest", interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

  "Marketable securities", securities held of record by, or by financial intermediaries or depositories on behalf of, at least 1,000 persons and which were

  (a) listed on a national securities exchange,

  (b) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or

  (c) listed on a regional securities exchange or traded in an interdealer quotation system or other trading system and had at least 250,000 outstanding shares, exclusive of shares held by officers, directors and affiliates, which have a market value of at least $5,000,000.

  "Officer", the chief executive officer, president, chief operating officer, chief financial officer, and any vice president in charge of a principal business unit or function of the issuer.

  "Person", any individual, corporation, partnership, unincorporated association or other entity.

  "Record shareholder", the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

  "Shareholder", the record shareholder or the beneficial shareholder.

SECTION 13.02. RIGHT TO APPRAISAL

  (a) A shareholder is entitled to appraisal rights, and obtains payment of the fair value of his shares in the event of, any of the following corporate or other actions:

  (1) consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by section 11.04 or the articles of organization or if the corporation is a subsidiary that is merged with its parent under section 11.05, unless, in either case, (A) all shareholders are to receive only cash for their shares in amounts equal to what they would receive upon a dissolution of the corporation or, in the case of shareholders already holding marketable securities in the merging corporation, only marketable securities of the surviving corporation and/or cash and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the merging or the surviving corporation or of any affiliate of the surviving corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

  (2) consummation of a plan of share exchange in which his shares are included unless: (A) both his existing shares and the shares, obligations or other securities to be acquired are marketable securities; and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the share exchange other than in his capacity as (i) a shareholder of the corporation whose shares are to be exchanged, (ii) a director, officer, employee or consultant of either the corporation whose shares are to be exchanged or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation whose shares are to be exchanged in the aggregate;

  (3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the sale or exchange is subject to section 12.02, or a sale or exchange of all, or substantially all, of the property of a corporation in dissolution, unless:

  (i) his shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for his shares; or

  (ii) the sale or exchange is pursuant to court order; or

  (iii) in the case of a sale or exchange of all or substantially all the property of the corporation subject to section 12.02, approval of shareholders for the sale or exchange is conditioned upon the dissolution of the corporation and the distribution in cash or, if his shares are marketable securities, in marketable securities and/or cash, of substantially all of its net assets, in excess of a reasonable amount reserved to meet unknown claims under section 14.07, to the shareholders in accordance with their respective interests within one year after the sale or exchange and no director, officer or controlling shareholder has a direct or indirect material financial interest in the sale or exchange other than in his capacity as (i) a shareholder of the corporation,
(ii) a director, officer, employee or consultant of either the corporation or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

  (4) an amendment of the articles of organization that materially and adversely affects rights in respect of a shareholder's shares because it:

  (i) creates, alters or abolishes the stated rights or preferences of the shares with respect to distributions or to dissolution, including making non-cumulative in whole or in part a dividend theretofore stated as cumulative;

  (ii) creates, alters or abolishes a stated right in respect of conversion or redemption, including any provision relating to any sinking fund or purchase, of the shares;

  (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

  (iv) excludes or limits the right of the holder of the shares to vote on any matter, or to cumulate votes, except as such right may be limited by voting rights given to new shares then being authorized of an existing or new class; or

  (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 6.04;

  (5) an amendment of the articles of organization or of the bylaws or the entering into by the corporation of any agreement to which the shareholder is not a party that adds restrictions on the transfer or registration or any outstanding shares held by the shareholder or amends any pre-existing restrictions on the transfer or registration of his shares in a manner which is materially adverse to the ability of the shareholder to transfer his shares;

  (6) any corporate action taken pursuant to a shareholder vote to the extent the articles of organization, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to appraisal;

  (7) consummation of a conversion of the corporation to nonprofit status pursuant to subdivision B of PART 9; or

  (8) consummation of a conversion of the corporation into a form of other entity pursuant to subdivision D of PART 9.

  (b) Except as otherwise provided in subsection (a) of section 13.03, in the event of corporate action specified in clauses (1), (2), (3), (7) or (8) of subsection (a), a shareholder may assert appraisal rights only if he seeks them with respect to all of his shares of whatever class or series.

  (c) Except as otherwise provided in subsection (a) of section 13.03, in the event of an amendment to the articles of organization specified in clause (4) of subsection (a) or in the event of an amendment of the articles of organization or the bylaws or an agreement to which the shareholder is not a party specified in clause (5) of subsection (a), a shareholder may assert appraisal rights with respect to those shares adversely affected by the amendment or agreement only if he seeks them as to all of such shares and, in the case of an amendment to the articles of organization or the bylaws, has not voted any of his shares of any class or series in favor of the proposed amendment.

  (d) The shareholder's right to obtain payment of the fair value of his shares shall terminate upon the occurrence of any of the following events:

  (i) the proposed action is abandoned or rescinded; or

  (ii) a court having jurisdiction permanently enjoins or sets aside the action; or

  (iii) the shareholder's demand for payment is withdrawn with the written consent of the corporation.

  (e) A shareholder entitled to appraisal rights under this chapter may not challenge the action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

SECTION 13.03. ASSERTION OF RIGHTS BY NOMINEES AND BENEFICIAL OWNERS


  (a) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

  (b) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:


  (1) submits to the corporation the record shareholder's written consent to the assertion of such rights no later than the date referred to in subclause (ii) of clause (2) of subsection (b) of section 13.22; and


  (2) does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

SECTION 13.20. NOTICE OF APPRAISAL RIGHTS

  (a) If proposed corporate action described in subsection (a) of section 13.02 is to be submitted to a vote at a shareholders' meeting or through the solicitation of written consents, the meeting notice or solicitation of consents shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this chapter and refer to the necessity of the shareholder delivering, before the vote is taken, written notice of his intent to demand payment and to the requirement that he not vote his shares in favor of the proposed action. If the corporation concludes that appraisal rights are or may be available, a copy of this chapter shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

  (b) In a merger pursuant to section 11.05, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in section 13.22.

SECTION 13.21. NOTICE OF INTENT TO DEMAND PAYMENT

  (a) If proposed  corporate  action  requiring  appraisal  rights under section
13.02 is submitted to vote at a shareholders' meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:


  (1) shall deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment if the proposed action is effectuated; and


  (2) shall not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.


  (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment under this chapter.


SECTION 13.22. APPRAISAL NOTICE AND FORM


  (a) If proposed  corporate action requiring  appraisal rights under subsection
(a) of section 13.02 becomes effective, the corporation shall deliver a written appraisal notice and form required by clause (1) of subsection (b) to all shareholders who satisfied the requirements of section 13.21 or, if the action was taken by written consent, did not consent. In the case of a merger under section 11.05, the parent shall deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.


  (b) The appraisal notice shall be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:


  (1) supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify (A) whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date and (B) that the shareholder did not vote for the transaction;


  (2) state:


  (i) where the form shall be sent and where certificates for certificated shares shall be deposited and the date by which those certificates shall be deposited, which date may not be earlier than the date for receiving the required form under subclause (ii);

  (ii) a date by which the corporation shall receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection (a) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

  (iii) the corporation's estimate of the fair value of the shares;


  (iv) that, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in clause
(ii) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and


  (v) the date by which the notice to withdraw under section 13.23 shall be received, which date shall be within 20 days after the date specified in subclause (ii) of this subsection; and


  (3) be accompanied by a copy of this chapter.


SECTION 13.23. PERFECTION OF RIGHTS; RIGHT TO WITHDRAW


  (a) A shareholder who receives notice pursuant to section 13.22 and who wishes to exercise appraisal rights shall certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to clause
(1) of subsection (b) of section 13.22. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder's shares as after-acquired shares under section 13.25. In addition, a shareholder who wishes to exercise appraisal rights shall execute and return the form and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subclause (ii) of clause (2) of subsection (b) of section 13.22. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to said subsection (b).


  (b) A shareholder who has complied with subsection (a) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subclause (v) of clause (2) of subsection (b) of section
13.22. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.


     (c) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder's share certificates where required, each by the date set forth in the notice described in subsection (b) of section 13.22, shall not be entitled to payment under this chapter.


SECTION 13.24. PAYMENT


  (a) Except as provided in section 13.25, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, the corporation shall pay in cash to those shareholders who complied with subsection (a) of section 13.23 the amount the corporation estimates to be the fair value of their shares, plus interest.


  (b) The payment to each shareholder pursuant to subsection (a) shall be accompanied by:


  (1) financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;


  (2) a statement of the corporation's estimate of the fair value of the shares, which estimate shall equal or exceed the corporation's estimate given pursuant to subclause (iii) of clause (2) of subsection (b) of section 13.22; and


  (3) a statement that shareholders described in subsection (a) have the right to demand further payment under section 13.26 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted the payment in full satisfaction of the corporation's obligations under this chapter.

SECTION 13.25. AFTER-ACQUIRED SHARES


  (a) A corporation may elect to withhold payment required by section 13.24 from any shareholder who did not certify that beneficial ownership of all of the shareholder's shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to clause (1) of subsection (b) of section 13.22.


  (b) If the corporation elected to withhold payment under subsection (a), it must, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, notify all shareholders who are described in subsection (a):


  (1) of the information required by clause (1) of subsection (b) of section 13.24;


  (2) of the corporation's estimate of fair value pursuant to clause (2) of subsection (b) of said section 13.24;


  (3) that they may accept the corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 13.26;


  (4) that those shareholders who wish to accept the offer shall so notify the corporation of their acceptance of the corporation's offer within 30 days after receiving the offer; and


  (5) that those shareholders who do not satisfy the requirements for demanding appraisal under section 13.26 shall be deemed to have accepted the corporation's offer.


  (c) Within 10 days after receiving the shareholder's acceptance pursuant to subsection (b), the corporation shall pay in cash the amount it offered under clause (2) of subsection (b) to each shareholder who agreed to accept the corporation's offer in full satisfaction of the shareholder's demand.


  (d) Within 40 days after sending the notice described in subsection (b), the corporation must pay in cash the amount if offered to pay under clause (2) of subsection (b) to each shareholder deserved in clause (5) of subsection (b).


SECTION 13.26. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER


  (a) A shareholder paid pursuant to section 13.24 who is dissatisfied with the amount of the payment shall notify the corporation in writing of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 13.24. A shareholder offered payment under section 13.25 who is dissatisfied with that offer shall reject the offer and demand payment of the shareholder's stated estimate of the fair value of the shares plus interest.


  (b) A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (a) within 30 days after receiving the corporation's payment or offer of payment under section 13.24 or section 13.25, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

                                 REVOCABLE PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              LXU HEALTHCARE, INC.

              LXU HEALTHCARE, INC. SPECIAL MEETING OF SHAREHOLDERS

                                 [Meeting Date]

     IMPORTANT Please complete both sides of the Proxy Card. Sign, date and return the attached Proxy Card in the postage paid envelope as soon as possible. Your vote is important, regardless of the number of shares that you own.

     The  undersigned  shareholder  of  LXU  Healthcare,   Inc.  ("LXU")  hereby
constitutes and appoints _________________ as the Proxy or proxies of the undersigned with full power of substitution and resubstitution, to vote at the special meeting of Shareholders of LXU to be held at [Meeting Place], on [Meeting Date], at [Meeting Time] (the "special meeting"), all of the shares of LXU which the undersigned is entitled to vote at the special meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

1. A proposal to approve amendments to LXU's Articles of Organization to effect a 1-for-1,000 reverse stock split and the repurchase of all resulting fractional shares held by holders of less than one share of common stock, followed immediately by an amendment to LXU's Articles of Organization to effect a 1,000-for-1 forward stock split of LXU's shares of common stock (collectively, the "Stock Splits").

    [ ] FOR           [ ] AGAINST       [ ] ABSTAIN

2. In their discretion, upon such other business as may properly come before the special meeting or any adjournments thereof.

          IMPORTANT: Please sign and date this Proxy on the reverse side.

     Your Board of Directors recommends a vote "FOR" the approval of the amendments to LXU's Articles of Organization to effect the Stock Splits.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR the approval of the amendments to LXU's Articles of Organization to effect the Stock Splits.

     All proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the special meeting of Shareholders of LXU and of the accompanying Proxy Statement is hereby acknowledged.

     Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee, guardian or agent, please give your full title. If share are held jointly, each holder should sign.



------------------------------      ------------------------------
Signature                           Signature

 Dated:                  , 2005      Dated:                   , 2005
        -----------------                   -----------------



PLEASE COMPLETE BOTH SIDES, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.